Exhibit 10.37

Dated 19 September 2019

US$38,500,000

TERM LOAN FACILITY

THE COMPANIES

Listed in Part A of Schedule 1

as joint and several Borrowers

and

POSEIDON CONTAINERS HOLDINGS LLC

GLOBAL SHIP LEASE, INC.

HEPHAESTUS MARINE LLC

PERICLES MARINE LLC

ZEUS ONE MARINE LLC

as Guarantors

and

WILMINGTON TRUST (LONDON) LIMITED

as Facility Agent

and

WILMINGTON TRUST (LONDON) LIMITED

as Security Agent

JUNIOR FACILITY AGREEMENT

relating to

the refinancing of certain existing indebtedness

secured on m.vs. “KATHERINE”, “AGIOS DIMITRIOS”, “KRISTINA”, “ALEXIS”, “OLIVIA I”, “ALEXANDRA”,

“DOLPHIN II”, “ATHENA” and “ORCA I”

Index

Clause		Page

Section 1 Interpretation		5
1	Definitions and Interpretation	5

Section 2 The Facility		33
2	The Facility	33
3	Purpose	34
4	Conditions of Utilisation	34

Section 3 Utilisation		36
5	Utilisation	36

Section 4 Repayment, Prepayment and Cancellation		38
6	Repayment	38
7	Prepayment and Cancellation	38

Section 5 Costs of Utilisation		42
8	Interest	42
9	Interest Periods	42
10	Fees	43

Section 6 Additional Payment Obligations		44
11	Tax Gross Up and Indemnities	44
12	Increased Costs	49
13	Other Indemnities	50
14	Mitigation by the Finance Parties	53
15	Costs and Expenses	54

Section 7 Guarantee		55
16	Guarantee and Indemnity	55
17	Joint and Several Liability of the Borrowers	58

Section 8 Representations, Undertakings and Events of Default		60
18	Representations	60
19	Information Undertakings	68
20	Financial Covenants	72
21	General Undertakings	75
22	Insurance Undertakings	82
23	Ship Undertakings	88
24	Security Cover	94
25	Accounts and Application of Earnings	96
26	Events of Default	97

Section 9 Changes to Parties		102
27	Changes to the Lenders	102
28	Changes to the Transaction Obligors	106

Section 10 The Finance Parties		108
29	The Facility Agent	108
30	The Security Agent	118
31	Conduct of Business by the Finance Parties	133
32	Sharing among the Finance Parties	133

Section 11 Administration		135
33	Payment Mechanics	135
34	Set-Off	138
35	Bail-In	138
36	Notices	138

37	Calculations and Certificates	141
38	Partial Invalidity	141
39	Remedies and Waivers	141
40	Settlement or Discharge Conditional	141
41	Irrevocable Payment	141
42	Amendments and Waivers	142
43	Confidential Information	144
44	Counterparts	147

Section 12 Governing Law and Enforcement		148
45	Governing Law	148
46	Enforcement	148
47	Patriot Act Notice	148

Schedules

Schedule 1 The Parties		150
	Part A The Obligors	150
	Part B The Original Lenders	153
	Part C The Servicing Parties	155

Schedule 2 Conditions Precedent		156
	Part A Conditions Precedent to Utilisation request	156
	Part B Conditions precedent to Utilisation	158

Schedule 3 Requests		160
	Part A Utilisation Request	160

Schedule 4 Form of Transfer Certificate		162

Schedule 5 Form of Assignment Agreement		164

Schedule 6 Form of Compliance Certificate		167

Schedule 7 (Details of Ships)		168

Schedule 8 Timetables		169

Schedule 9 Final Repayment Fee Schedule		170

Execution

Execution Pages		171

THIS AGREEMENT is made on 19 September 2019

PARTIES

(1)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as joint and several borrowers (the “Borrowers”);

(2)

POSEIDON CONTAINERS HOLDINGS LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as the parent guarantor (the “Parent Guarantor”)

(3)

GLOBAL SHIP LEASE, INC., a corporation incorporated in the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as a guarantor (“GSL”)

(4)

HEPHAESTUS MARINE LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (“Hephaestus”)

(5)

PERICLES MARINE LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (“Pericles”)

(6)

ZEUS ONE MARINE LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as guarantor (“Zeus One”, and together with Hephaestus and Pericles the “Collateral Guarantors”)

(7)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(8)	WILMINGTON TRUST (LONDON) LIMITED as agent of the other Finance Parties (the “Facility Agent”)

(9)	WILMINGTON TRUST (LONDON) LIMITED as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

The Lenders have agreed to make available to the Borrowers a facility of US$38,500,000 for the purpose of refinancing certain existing indebtedness secured on the Ships (including, without limitation, the Existing Indebtedness which is secured on Ship D, Ship E and Ship F).

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceding Borrower” shall have the meaning given to it in Schedule 7 (Details of the Ships).

“Acceding Ship” shall have the meaning given to it in Schedule 7 (Details of the Ships).

“Account Bank” means Crédit Agricole Corporate and Investment Bank acting through its office at 12, place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the SIREN No. 304 187 701 of the Registre du Commerce et des Sociétés of Nanterre or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

“Account Security” means a document creating second priority Security over an Earnings Account of an Owner in agreed form.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Brokers” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, such approval not to be unreasonably withheld.

“Approved Classification” means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 7 (Details of the Ships) or any other classification society for that Ship approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, such consent not to be unreasonably withheld.

“Approved Commercial Manager” means, in relation to a Ship, Conchart Commercial Inc., a corporation incorporated in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands, or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of that Ship.

“Approved Flag” means, in relation to a Ship, the flag of the Republic of Liberia, Marshall Islands, Panama or such other flag approved in writing by the Facility Agent acting with the authorisation of the Lenders, such consent not to be unreasonably withheld.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” means, in relation to a Ship, Technomar Shipping Inc., a corporation incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia and with management office at 3-5 Menandrou Street, Kifissia 145 61, Athens, Greece or any other person approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders as the technical manager of that Ship.

“Approved Valuer” means any of Maersk Brokers K/S, Barry Rogliano Salles, Kontiki Valuations Ltd, Howe Robinson and, in the event that three or more (or, in relation to the proviso contained in the definition of market value, two or more) of such sale and purchase shipbrokers cease, or are unable, to provide a valuation:

(i)

in relation to the Ships, any other firm or firms of independent and reputable sale and purchase shipbrokers which have knowledge and experience of valuing new design wide beam-high specification-reefers or containerships; or

(ii)	in relation to any other vessel which does not have the same characteristics as the Ships, any other firm or firms of independent and reputable sale and purchase shipbrokers,

which is, or as the case may be, are mutually agreed in writing by the Borrowers and the Facility Agent acting reasonably (with the authorisation of the Lenders).

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignable Charter” means a Charter in respect of a Ship which has or is capable of having, by virtue of any optional extensions, a duration of 12 months or more.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Facility Agent (acting with the authorisation of the Majority Lenders).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means the period commencing from and including the date of this Agreement to and ending on and including the date falling 3 months after the date of this Agreement.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Borrower” means any of Borrower A, Borrower B, Borrower C, Borrower D, Borrower E and Borrower F.

“Borrower A” means the company specified as such in Part A of Schedule 1(The Parties).

“Borrower B” means the company specified as such in Part A of Schedule 1 (The Parties).

“Borrower C” means the company specified as such in Part A of Schedule 1 (The Parties).

“Borrower D” means the company specified as such in Part A of Schedule 1 (The Parties).

“Borrower E” means the company specified as such in Part A of Schedule 1 (The Parties).

“Borrower F” means the company specified as such in Part A of Schedule 1 (The Parties).

“Borrower Ship” means any of Ship A, Ship B, Ship C, Ship D, Ship E or Ship F

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Paris and Athens.

“Charter” means, in relation to a Ship, any charter relating to that Ship (including, without limitation, any Initial Charter, any other Assignable Charter or any Replacement Charter relating to that Ship), or other contract for its employment, whether or not already in existence.

“Charter Assignment” means, in relation to an Initial Charter or an Assignable Charter, a specific deed of assignment of the rights, title and interests of that Owner which is a party to that Initial Charter or that Assignable Charter (as the case may be) and any related Charter Guarantee in agreed form.

“Charter Guarantee” means, when applicable, any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter, the form of which shall not be subject to the Facility Agent’s prior approval.

“Charterer” means any person who, as charterer, is a party to a Charter.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Ship” means any of Ship G, Ship H or Ship I.

“Commercial Management Agreement” means, in relation to a Ship, the agreement entered into between the Parent Guarantor (or any of its parent companies) for and on behalf of the Owner owning that Ship and the Approved Commercial Manager regarding the commercial management of that Ship.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of 0 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent (acting on the instructions of the Majority Lenders).

“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other agreed form.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Debt Service” means, for a relevant period, the sum of (i) the aggregate amount of scheduled repayment instalments of principal falling due and payable by the Borrowers under this Agreement and (ii) the aggregate amount of accrued interest falling due and payable by the Borrowers under this Agreement.

“Debt Service Cover Ratio” means the ratio of:

(a)	EBITDA to

(b)	Debt Service.

“Deed of Accession” means:

(a)

in relation to this Agreement, a deed of accession to be made between inter alios the Parties of this Agreement and the Acceding Borrower, whereby the Acceding Borrower will accede to this Agreement and will assume jointly and severally with the Borrowers their obligations hereunder; or

(b)

in relation to the Senior Facility Agreement, a deed of accession to be made between inter alios the Parties of the Senior Facility Agreement and the Senior Acceding Borrower, whereby the Senior Acceding Borrower will accede to the Senior Facility Agreement and will assume jointly and severally with the Borrowers their obligations thereunder.

“Deed of Release” means a deed releasing any Existing Security in agreed form.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Dispute” has the meaning given to it in Clause 46.1 (Jurisdiction).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

“Dividend Payment” means, in relation to an Obligor, any of the following:

(a)

a declaration, making or payment of any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its equity interests;

(b)	a repayment or distribution of any dividend or share premium reserve; or

(c)	a redemption, repurchase, defeasance, retirement or repayment of any of its share capital or a resolution to do any of the foregoing.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars”, “USD” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner owning that Ship or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)

the following, save to the extent that any of them is, with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), (such consent not to be unreasonably withheld by the Majority Lenders) pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to the Owner owning that Ship or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all monies which are at any time payable to the Owner owning that Ship in relation to general average contribution; and

(b)

if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means, in relation to an Owner:

(a)	an account in the name of that Owner with the Account Bank designated “[Name of Owner]—Earnings Account”; or

(b)

any other account in the name of that Owner with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraph (a) or (b) above.

“EBITDA” means, for the relevant period, the sum of the Earnings of the Owners (on an aggregate basis), less the sum of the Operating Expenses (excluding drydocking expenses or other capitalised expenses and non-cash items) of the Owners as the same are shown in the Owners’ profit and loss statements.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, sea, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any

Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

“ERISA Affiliate” means each person (and defined in Section 3(9) of ERISA) which together with an Owner would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Facility Agreement” means the facility agreement dated 3 October 2018 (as amended and supplemented from time to time) and made between (inter alios) (i) Borrower D, Borrower E and Borrower F as joint and several borrowers, (ii) the Parent Guarantor and Triton Containers Holdings LLCs as guarantors and (iii) the banks and financial institutions listed therein as lenders, (iv) Wilmington Trust, National Association as facility agent and security agent in respect of a facility of (originally) up to US$38,500,000.

“Existing Indebtedness” means, at any date, any outstanding indebtedness of Borrower D, Borrower E, Borrower F and the Parent Guarantor on that date under the Existing Facility Agreement.

“Existing Lender” has the meaning given to it in Clause 27.1 (Assignments and transfers by the Lenders).

“Existing Security” means any Security created to secure the Existing Indebtedness.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any Finance Party and any Obligor setting out any of the fees referred to in Clause 10 (Fees).

“Fee Repayment Date” means, in respect of the Final Repayment Fee, the date falling on the earlier of:

(a)	the Termination Date;

(b)

the date on which the Loan is prepaid or repaid in full or in part (including but not limited to any mandatory prepayments made pursuant to Clauses 7.2 (Change of control), 7.3 (Voluntary prepayment of the Loan) and 7.4 (Mandatory prepayment on sale or Total Loss)); and

(c)

the date on which the Facility Agent (acting on the instructions of the Majority Lenders) takes any action as a result of the occurrence of an Event of Default which is continuing and a notice is served under Clause 26.18 (Acceleration).

“Final Repayment Fee” means, in respect of a Fee Repayment Date, a final repayment fee in the amount specified in Schedule 9 (Final Repayment Fee Schedule) relevant to each quarter period, such first quarter period commencing on the Utilisation Date.

“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Side Letter;

(d)	the Utilisation Request;

(e)	any Security Document;

(f)	the Intercreditor Agreement;

(g)	any Subordination Agreement;

(h)	the Deed of Accession;

(i)	GSL Indenture Letter;

(j)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(k)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Finance Party” means the Facility Agent, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“First Mortgage” means, in relation to a Ship, a first priority or first preferred (as applicable) ship mortgage on that Ship and, if applicable, the deed of covenant collateral thereto, in agreed form.

“GAAP” means generally accepted accounting principles in the United States of America including GAAP.

“General Assignment” means, in relation to a Ship, the general assignment creating second priority Security over the Earnings, the Insurances and any Requisition Compensation in relation to that Ship in agreed form.

“Guarantor” means any of the Parent Guarantor, GSL and each Collateral Guarantor.

“Green Passport” means, in relation to a Ship, a green passport statement of compliance or any other equivalent or superseding document acceptable to the Facility Agent (acting on the instructions of the Majority Lenders), issued by a classification society being a member of the International Association of Classification Societies (IACS) which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship and specifies their precise location on board that Ship.

“Group” means together the Parent Guarantor, GSL and each of their respective Subsidiaries from time to time.

“GSL Indenture” means the 9.875% first priority secured notes issued by GSL with a scheduled maturity falling on 15 November 2022 with a current outstanding amount of $340,000,000.

“GSL Indenture Letter” means a letter to be provided to the Facility Agent by the Parent Guarantor and GSL, in respect of the GSL Indenture in agreed form.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended from time to time, together with its pronouncements thereon from time to time.

“Indemnified Person” means:

(a)	for the purposes of Clause 13.2 (Other indemnities), each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate;

(b)	for the purposes of Clause 13.4 (Indemnity to the Facility Agent), the Facility Agent, each Affiliate of the Facility Agent and each director, officer and employee; and

(c)

for the purposes of Clause 13.5 (Indemnity to the Security Agent), the Security Agent and every Receiver and Delegate, each Affiliate of the Security Agent, Receiver and Delegate and each director, officer and employee.

“Initial Charter” means, in relation to:

(a)

Ship A, a time charter dated 24 October 2018 and made between Borrower A and the Initial Charterer, for a period of 5 years with up to 45 days more or less in Initial Charterer’s option, having an actual commencement date of 27 February 2019 with an earliest expiration date of 13 January 2024 at a gross charter hire rate of $25,910 per day;

(b)

Ship B, a time charter dated 17 October 2018 and made between Borrower B and the Initial Charterer, for a period of 1 year (plus a declared option for 4 more years starting from 1 January 2020) with up to 30 days more or less in Initial Charterer’s option, having an actual commencement date of 22 October 2018 with an earliest expiration date of 2 December 2023 and for a gross charter hire rate of $12,500 per day until 31st December 2019 and $20,000 per day from January 1st 2020 as per relevant charterparty terms;

(c)

Ship C, a time charter dated 24 October 2018 and made between Borrower C and the Initial Charterer, for a period of 5 years with up to 45 day more or less in Initial Charterer’s option, having an actual commencement date of 28 June 2019 with an earliest expiration date of 14 May 2024 and for a gross charter hire rate of $25,910 per day;

(d)

Ship D, a time charter dated 24 October 2018 and made between Borrower D and the Initial Charterer, for a period of 5 years with up to 45 days more or less in the Initial Charterer’s option, having an actual commencement date of 26 April 2019 with an earliest expiration date of 12 March 2024 and for a gross charter hire rate of $25,910 per day;

(e)

Ship E, a time charter dated 24 October 2018 and made between Borrower E and the Initial Charterer, for a period of 5 years with up to 45 days more or less in the Initial Charterer’s option, having an actual commencement date of 21 March 2019 with an earliest expiration date on 5 February 2024 and for a gross charter hire rate of $25,910 per day; and

(f)

Ship F, a time charter dated 24 October 2018 and made between Borrower F and the Initial Charterer, for a period of 5 years with up to 45 days more or less in the Initial Charterer’s option, having an actual commencement date of 15 May 2019 with an earliest expiration date of 31 March 2024 and for a gross charter hire rate of $25,910 per day.

“Initial Charterer” means, in relation to:

(a)	each of Ship A, Ship C, Ship D, Ship E and Ship F, CMA CGM of 4 Qual d’Arenc, Marseilles, France; and

(b)	Ship B, MSC – Mediterranean Shipping Company S.A., 12-14 Chemin Rieu, 1208 Geneva, Switzerland.

“Insurances” means, in relation to a Ship:

(a)

all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected for the account of that Owner in relation to that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)

all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Intercreditor Agreement” means an intercreditor agreement in agreed form executed or to be executed by (amongst others) the Borrowers, the Finance Parties and the Senior Finance Parties.

“Interest Payment Date” has the meaning given to it in Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered as conditions precedent to the funding of the Loan.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“LLC Shares”, in respect of an Owner and the Parent Guarantor, shall have the meaning ascribed thereto in that Owner’s or the Parent Guarantor’s limited liability company agreement.

“LMA” means the Loan Market Association.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of that loan under the Facility and a “part of the Loan” means any part of the Loan as the context may require.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

“Majority Lenders” means:

(a)	if the Loan has not yet been advanced, a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments; or

(b)

at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66 2⁄3 per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66 2⁄3 per cent. of the Loan immediately before such repayment or prepayment.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“Manager’s Undertaking” means, in relation to each Ship and each Management Agreement, each letter of undertaking from the Approved Technical Manager and the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against that Ship and the relevant Owner owning that Ship to the rights of the Finance Parties in agreed form.

“Market Value” means, in relation to a Ship or any other vessel, an amount equal to the market value of that Ship or vessel shown by the average of two valuations at the cost of the Borrowers, each prepared:

(a)	as at a date not more than 30 days previously;

(b)

by two Approved Valuers (one of which is appointed by the Facility Agent (acting on the instructions of the Majority Lenders) and the other which is appointed by the Borrowers and if the Borrowers fail to appoint one, both of which are appointed by the Facility Agent acting on the instructions of the Majority Lenders);

(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require, acting on the instructions of the Majority Lenders); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter,

Provided that:

(i)

If one such valuation in respect of a Ship obtained pursuant to sub-paragraph (ii) above differs by at least 10 per cent. from the lower valuation, then a third valuation for that Ship shall be obtained from an Approved Valuer, selected by the Borrowers and appointed by the Facility Agent (acting on the instructions of the Majority Lenders) and such valuation shall be addressed to the Facility Agent and the Market Value of that Ship shall be the arithmetic average of all three such valuations; and

(ii)

for the purpose of determining the compliance with the financial covenants set out in Clause 20 (Financial Covenants) the market value of a vessel owned by a member of the Group (other than the Borrowers) shall be determined in accordance with the relevant provisions of the credit facility agreement financing such vessel, and for the avoidance of doubt, the Facility Agent shall not be required to verify that any valuation is prepared on the criteria set out in sub-paragraphs (i) to (iv) above and shall be entitled to rely on any notification referred to in sub-paragraphs (a) and (b) above.

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Merger” means a reverse triangular merger involving the Parent Guarantor and GSL, as a result of which the Parent Guarantor became the indirect, wholly-owned Subsidiary of GSL.

“Minimum Liquidity Amount” has the meaning given to it in Clause 20.1 (Owners’ minimum liquidity).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, a second priority or second preferred (as applicable) ship mortgage on that Ship and, if applicable, the deed of covenant collateral thereto, in agreed form or, if the First Mortgage has been discharged, a first priority or first preferred (as applicable) ship mortgage on that Ship and, if applicable, the deed of covenant collateral thereto.

“Mortgaged Ship” means a Ship which is subject to a Mortgage at the relevant time.

“New Lender” has the meaning given to it in Clause 27.1 (Assignments and transfers by the Lenders).

“Obligor” means a Borrower or a Guarantor.

“OFAC” means the Office of Foreign Assets Control of the US Department of Treasury.

“Operating Expenses” means, in relation to a Ship, the aggregate expenditure necessarily incurred by the Owner which is the owner of that Ship in operating, insuring, maintaining, repairing and generally trading that Ship (including, without limitation any crewing fees paid under a Management Agreement) and general and administrative expenses paid in respect of that Ship.

“Original Financial Statements” means, in relation to GSL, the audited consolidated financial statements of the Group for its financial year ended 2018.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or formed as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Owner” means a Borrower, Hephaestus, Pericles or Zeus One.

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199).

“Permitted Charter” means, in relation to a Ship:

(a)	the Initial Charter in respect of that Ship;

(b)	any other Charter in respect of that Ship:

(i)	which is a time, voyage or consecutive voyage charter;

(ii)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months;

(iii)	which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(iv)	in relation to which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval not to be unreasonably withheld).

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness incurred under the Senior Finance Documents in compliance with the terms of the Intercreditor Agreement;

(c)	until (and including) the Utilisation Date, the Existing Indebtedness; and

(d)

any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or otherwise and which is, in the case of any such Financial Indebtedness of an Owner, the subject of Subordinated Debt Security.

“Permitted Security” means:

(a)	until the Utilisation Date, any Existing Security;

(b)	any Security created by the Senior Finance Documents in compliance with the terms of the Intercreditor Agreement;

(c)	any Security created by the Finance Documents;

(d)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(e)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice;

(f)	liens for salvage;

(g)	liens for master’s disbursements incurred in the ordinary course of trading; and

(h)

any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship and not as a result of any default or omission by the Owner owning that Ship and subject, in the case of liens for repair or maintenance, to Clause 23.15 (Restrictions on chartering, appointment of managers etc.).

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by any Obligor or any of their respective ERISA Affiliates.

“Potential Event of Default” means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are imposed.

“Protected Party” has the meaning given to it in Clause 11.1 (Definitions).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repeating Representation” means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes), Clause 18.12 (Deduction of Tax), Clause 18.26 (Financial Indebtedness) and 18.37 (Validity and completeness of the Initial Charters) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Replacement Charter” has the meaning given to it in clause 7.6 (Termination of Initial Charters).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in relation to a Ship:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority unless it is within 30 days redelivered to the full control of that Owner (or any other longer period as the Facility Agent (acting on the instructions of the Majority Lenders) may accept in writing); and

(b)

any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever, unless it is within 45 days redelivered to the full control of that Owner (or any other longer period the Facility Agent may (acting on the instructions of the Majority Lenders) accept in writing).

“Requisition Compensation” includes all compensation or other moneys payable to an Owner by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America regardless of whether the same is or is not binding on any Transaction Obligor; or

(b)

otherwise imposed by any law or regulation binding on a Transaction Obligor or to which a Transaction Obligor is subject (which shall include without limitation, any extra territorial sanctions imposed by law or regulation of the United States of America).

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

“Secured Party” means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means those assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Cover Ratio” means, at any relevant time, the aggregate of (i) the aggregate Market Value of the Mortgaged Ships and (ii) the net realisable value of any additional security provided at that time under Clause 24.1 (Minimum required security cover), at that time expressed as a percentage of the Senior Loan.

“Security Document” means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Charter Assignment;

(e)	any Account Security;

(f)	any Manager’s Undertaking;

(g)	any Subordinated Debt Security;

(h)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(i)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied (acting on the instructions of the Majority Lenders) that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Senior Acceding Borrower” has the meaning given to “Acceding Borrower” in the Senior Facility Agreement.

“Senior Event of Default” has the meaning given to “Event of Default” in the Senior Facility Agreement.

“Senior Facility Agreement” means the facility agreement dated                  September 2019 (as same may be amended and/or supplemented from time to time) and made between (amongst others) (i) the Borrowers, (ii) the Guarantors, (iii) the Senior Finance Parties in respect of a loan facility of up to $268,000,000.

“Senior Finance Documents” has the meaning given to “Finance Documents” in the Senior Facility Agreement.

“Senior Finance Parties” has the meaning given to “Finance Parties” in the Senior Facility Agreement.

“Senior Loan” has the meaning given to “Loan” in the Senior Facility Agreement.

“Senior Mandatory Prepayment Amount” shall have the meaning given to “Relevant Amount” in clause 7.3 of the Senior Facility Agreement.

“Servicing Party” means the Facility Agent or the Security Agent.

“Shares Security” means, in relation to an Owner, a document creating second priority Security over the LLC Shares in that Owner in agreed form.

“Ship” means a Borrower Ship or a Collateral Ship.

“Ship A” means m.v. “KATHERINE”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship B” means m.v. “AGIOS DIMITRIOS”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship C” means m.v. “KRISTINA”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship D” means m.v. “ALEXIS”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship E” means m.v. “OLIVIA I”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship F” means m.v. “ALEXANDRA”, details of which are set out opposite its name in Schedule 7(Details of the Ships).

“Ship G” means m.v. “DOLPHIN II”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship H” means m.v. “ATHENA”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Ship I” means m.v. “ORCA I”, details of which are set out opposite its name in Schedule 7 (Details of the Ships).

“Side Letter” means a side letter executed between the Obligors and the Facility Agent, in the agreed form.

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Subordinated Creditor” means:

(a)	an Obligor; or

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt Security” means a second priority Security over Subordinated Liabilities granted or to be granted by a Subordinated Creditor in favour of the Security Agent in an agreed form.

“Subordinated Finance Document” means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by any Owner to the Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

“Subordinated Loan Agreement” means a loan agreement to be made between (i) a Borrower and (ii) a Subordinated Creditor.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by Subordinated Creditor and the Security Agent in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 11.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 11.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 11.1 (Definitions).

“Technical Management Agreement” means, in relation to a Ship, the agreement entered into between the Owner owning that Ship and the Approved Technical Manager regarding the technical management of that Ship.

“Termination Date” means the date falling on the fifth anniversary of the Utilisation Date.

“Testing Date” means each date falling on the earlier of (a) the date on which the audited or, as the case may be, unaudited, financial statements referred to in Clause 20.2 (Financial statements) are actually delivered to the Facility Agent pursuant to the provisions of that Clause and (b) the latest date by which each such financial statements are required to be delivered to the Facility Agent pursuant to Clause 20.2 (Financial statements), commencing with the financial statements for the 3-month period ending on 30 September 2019 in relation to each of the Parent Guarantor and GSL.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, being $38,500,000 at the date of this Agreement.

“Total Loss” means, in relation to a Borrower Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Borrower Ship; or

(b)

any Requisition of that Borrower Ship unless that Borrower Ship is returned to the full control of the Borrower owning that Borrower Ship within 45 days of such Requisition (or such later period agreed by the Facility Agent acting with the authorisation of the Majority Lenders).

“Total Loss Date” means, in relation to the Total Loss of a Borrower Ship:

(a)

in the case of an actual loss of that Borrower Ship, the date on which it occurred or, as notified to the Facility Agent by an Obligor, or if that is unknown, the date when that Borrower Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Borrower Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)

the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with that Borrower Ship’s insurers in which the insurers agree to treat that Borrower Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Majority Lenders that the event constituting the total loss occurred.

“Transaction Document” means:

(a)	a Finance Document;

(b)	any Assignable Charter;

(c)	a Subordinated Finance Document; or

(d)	any other document designated as such by the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

“Transaction Obligor” means an Obligor, any Approved Manager or any other person who executes a Transaction Document (other than a Finance Party, any Charterer and any Affiliate of the Parent Guarantor which is a Subordinated Creditor).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the parties to such transfer certificate.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be advanced.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

(c)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Account Bank”, the “Facility Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	“document” includes a deed and also a letter, fax, email or telex;

(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)

a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	a “group of Lenders” includes all the Lenders;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United States of America, the United Nations or its Security Council;

(x)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	a time of day is a reference to New York time unless specified to the contrary;

(xv)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvi)	words denoting the singular number shall include the plural and vice versa; and

(xvii)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders).

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which any Owner is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls)(1/10/83).

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by any Borrower and the Facility Agent); or

(b)

in any other form agreed in writing between any Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate, Affiliate or for the purpose of Clause 13.2 (Other indemnities), Clause 13.4 (Indemnity to the Facility Agent) and Clause 13.5 (Indemnity to the Security Agent), any Indemnified Person, or any other person described in paragraph (b) of Clause 29.10 (Exclusion of liability) or paragraph (b) of Clause 30.11 (Exclusion of liability), may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in one advance in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Borrowers’ Agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Parent Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including the Utilisation Request), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrowers, without further reference to or the consent of that Borrower; and

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Parent Guarantor,

and in each case the Borrowers shall be bound as though that Borrower itself had given the notices and instructions (including, without limitation, the Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Parent Guarantor or given to the Parent Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent Guarantor and any Borrower, those of the Parent Guarantor shall prevail.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is advanced:

(i)	no Default is continuing or would result from the drawing of the proposed Loan; and

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(b)

the Facility Agent has received on or before the Utilisation Date, or the Majority Lenders are satisfied they will receive when the Loan is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

4.3	Notification of satisfaction of conditions precedent

(a)

The Facility Agent shall promptly send to the Lenders all of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) which it has received.

(b)

Each Lender shall promptly confirm to the Facility Agent in writing that it is satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(c)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon receipt of those confirmations referred to in paragraph (b) above from all of the Lenders.

(d)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of Utilisation Request

(a)	The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request.

5.2	Completion of Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one advance may be requested in the Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)	The amount of the Loan must be an amount which is not more $38,500,000.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met or, as the case may be, waived, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before advancing the Loan.

(c)	Subject to receiving a Utilisation Request, the Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.

5.5	Cancellation of Commitments

The Commitments which are unutilised at the end of the Availability Period shall then be cancelled.

5.6	Retentions and payment to third parties

The Borrowers irrevocably authorise the Facility Agent:

(a)

to deduct from the proceeds of the Loan any fees then payable to the Finance Parties in accordance with Clause 10 (Fees), any solicitors fees (pre-agreed) and disbursements reasonably incurred together with any applicable VAT and any other items listed as deductible items in the Utilisation Request and to apply them in payment of the items to which they relate; and

(b)	on the Utilisation Date, to pay to, or for the account of, the Borrowers the amounts which the Facility Agent receives from the Lenders in respect of the Loan. That payment shall be made:

(i)	to the account which the Borrowers specify in the Utilisation Request; and

(ii)	in like funds as the Facility Agent received from the Lenders in respect of the Loan.

5.7	Disbursement of Loan to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the advance of the Loan and the Borrowers shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in the Loan.

5.8	Prepositioning of funds

If, in respect of the Utilisation of the Loan, the Facility Agent (acting on the instructions of the Lenders), at the request of the Borrowers and on terms acceptable to all the Lenders and the Borrowers, prepositions funds with any bank:

(a)	the Lenders shall, prior to any such pre-positioning of funds, provide an instruction letter to the Facility Agent in form and substance acceptable to the Facility Agent; and

(b)	each Borrower and each Guarantor:

(i)

agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the Loan after the Utilisation Date in respect of it or, if the Utilisation Date does not occur, within three Business Days of demand by the Facility Agent (acting on the instructions of the Lenders); and

(ii)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

(a)	The Borrowers shall repay the Loan in a single instalment on the Termination Date.

6.2	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)

the Borrowers shall prepay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled or terminated in the amount of the participation prepaid.

(d)

Any prepayment under this Clause 7.1 (Illegality) shall be subject to the payment of the applicable Final Repayment Fee payable under Clause 10.3 (Final Repayment Fee) but otherwise without premium or penalty.

7.2	Change of control

(a)

If a Change of Control occurs the Borrowers and the Guarantors shall promptly notify the Facility Agent upon becoming aware of that event and if the Majority Lenders so require, the Facility Agent shall (acting on the instructions of the Majority Lenders), by not less than 15 days’ notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

(b)	For the purpose of this Clause 7.2, a “Change of Control” occurs if during the Security Period

(a)	a change occurs in the direct or indirect legal or beneficial ownership or control of any of the Owners;

(b)	the Parent Guarantor ceases to be a wholly-owned direct or indirect Subsidiary of, and controlled by, GSL;

(c)

Mr George Giouroukos ceases to own at least 50 per cent. of the number of shares of GSL (either directly or through one or more affiliates) held by him on the date of the completion of the Merger (excluding any share split or reverse split) other than by reason of death or other incapacity in managing his affairs;

(d)	Mr George Giouroukos ceases to be the Executive Chairman of (or to hold an equivalent executive officer position in) GSL other than by reason of death or other incapacity in managing his affairs; or

(e)	any person(s) own(s) more than 35 per cent. of the shares in GSL, unless such person(s) owned such shares on the date of the completion of the Merger.

7.3	Voluntary prepayment of Loan

The Borrowers may, if they give the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders and the Facility Agent may agree) prior written notice, prepay the whole (or any part) of the Loan.

7.4	Mandatory prepayment on sale or Total Loss

(a)	If a Borrower Ship is sold or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay subject to the provisions of the Intercreditor Agreement, an amount equal to the Relevant Amount.

(b)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss):

“Relevant Amount” means, in respect of a sale or Total Loss of a Borrower Ship, any surplus proceeds after the required Senior Mandatory Prepayment Amount has been pre-paid in accordance with the terms and conditions of the Senior Facility Agreement.

“Relevant Date” means:

(i)	in the case of a sale of a Borrower Ship, on or before the date on which the sale is completed by delivery of that Borrower Ship to the buyer; or

(ii)

in the case of a Total Loss of a Borrower Ship, the date falling on the earlier of (i) the date falling 180 days after the Total Loss Date and (ii) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.5	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)

any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 11.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from a Borrower under Clause 11.3 (Tax indemnity) or Clause 12.1 (Increased costs),

the Borrowers may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loan.

7.6	Termination of Initial Charters

(a)

If any of the Initial Charters is frustrated, terminated (except by mere effluxion of time or in the case of Total Loss of a Borrower Ship), cancelled or rescinded or purported to be cancelled or rescinded prior to its expiration date, the Borrowers shall prepay the Loan.

(b)

No such prepayment will need to be made if, as soon as possible after (and in any event within 60 days after) such cancellation, rescission, termination or withdrawal, the Borrower owning that Borrower Ship has entered into a charter (which shall, without limitation, include a binding and unconditional recapitulation of terms, a “Replacement Charter”) in respect of that Borrower Ship on terms (including, without limitation, as to the tenor and charter hire) acceptable to the Facility Agent in its absolute discretion and, promptly after the entry into such Replacement Charter, the Borrower owning that Borrower Ship has granted in favour of the Security Agent a Charter Assignment in respect of such Replacement Charter.

7.7	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)

If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders, as appropriate.

(g)

If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of prepayments

(a)

Any prepayment of any part of the Loan other than a prepayment pursuant to Clause 7.1 (Illegality) and Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) shall be applied pro rata, including but not limited prepayments made under Clause 7.3 (Voluntary prepayment of Loan) and Clause 7.4 (Mandatory prepayment on Sale or Total Loss) to each Lender’s participation in that part of the Loan.

(b)

The Relevant Amount in connection with any prepayment made pursuant to Clause 7.4 (Mandatory prepayment on sale or Total Loss) shall be applied against (i) the Loan or any part thereof, after deducting the relevant proportional Final Repayment Fee that is payable under Clause 10.3 (Final Repayment Fee) by the Borrowers in connection with such prepayment, and (ii) payment of such proportional Final Repayment Fee.

7.9	Final Repayment Fee

Any prepayment under this Clause 7 (Prepayment and cancellation), (including but not limited prepayments made under Clause 7.3 (Voluntary prepayment of Loan)) and Clause 7.4 (Mandatory prepayment on Sale or Total Loss) shall be subject to the payment of the applicable non-refundable Final Repayment Fee payable under Clause 10.3 (Final Repayment Fee) but otherwise without premium or penalty.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is 10 per cent. per annum.

8.2	Payment of interest

The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).

8.3	Default interest

(a)

If a Transaction Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting on the instructions of the Lenders). Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent (acting on the instructions of the Lenders).

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9	INTEREST PERIODS

9.1	Commencement of Interest Periods

The first Interest Period for the Loan shall start on the Utilisation Date and end on the last day of the current calendar quarter and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

9.2	Duration of normal Interest Periods

Each Interest Period (other than the first Interest Period, whose duration shall be determined in accordance with Clause 9.1 (Commencement of Interest Periods)) shall be 3 months.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	FEES

10.1	Servicing Parties fee

The Borrowers shall pay to the Servicing Parties (for their own account) a non-refundable agency fee in the amount and at the times agreed in a Fee Letter.

10.2	Upfront fee

The Borrowers shall pay to the Facility Agent a non-refundable upfront fee (for the account of the Lenders pro-rata to their Commitments) in the amount $200,000 on the date of this Agreement.

10.3	Final Repayment Fee

The Borrowers shall pay to the Facility Agent (for the account of the Lenders pro-rata to their Commitments) on the relevant Fee Repayment Date a non-refundable Final Repayment Fee in accordance with Schedule 9 (Final Repayment Fee Schedule).

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause 11 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

(a)

The Obligors shall (within three Business Days of demand by the Facility Agent acting on the instructions of a Protected Party or claiming on its own behalf) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3 (Tax indemnity), notify the Facility Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 11.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

11.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If an Owner is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Owner is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where an Owner is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iii)	where an Owner is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrowers.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

(h)

The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

11.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12	INCREASED COSTS

12.1	Increased costs

(a)

Subject to Clause 12.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent (acting on the instructions of a Lender or claiming on its own behalf), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“CRD IV” means:

(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Notwithstanding anything above to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date of this Agreement, regardless of the date enacted or adopted.

12.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 13.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13	OTHER INDEMNITIES

13.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in the Loan requested by the Borrowers in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)

Each Obligor shall, on demand, indemnify each Finance Party, each Indemnified Person, against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)

Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 13.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

13.3	Mandatory Cost

Each Borrower shall, on demand by the Facility Agent (on the request of a relevant Lender), pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)

in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

(b)

in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender’s participation in the Loan.

13.4	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify each Indemnified Person against:

(a)	any cost, loss or liability incurred by the Facility Agent as a result of:

(i)	investigating (acting on the instructions of the Majority Lenders) any event which the Majority Lenders reasonably believe is a Default; or

(ii)	acting or relying on any notice, request or instruction which the Majority Lenders reasonably believe to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents or as may be required by the Majority Lenders; and

(b)

any cost, loss or liability incurred by the Indemnified Person (otherwise than by reason of the Indemnified Person’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Indemnified Person’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

13.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify each Indemnified Person against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by a Borrower to comply with its obligations under Clause 15 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Indemnified Person by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents,

(ii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Indemnified Person’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

14	MITIGATION BY THE FINANCE PARTIES

14.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) or paragraph (a) of Clause 13.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

14.2	Limitation of liability

(a)

Each Obligor shall, on demand, indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15	COSTS AND EXPENSES

15.1	Transaction expenses

The Obligors shall, on demand, pay the Facility Agent and the Security Agent the amount of all documented costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

15.2	Amendment costs

If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)

a Transaction Obligor requests, and the Security Agent agrees to (acting on the instructions of the Majority Lenders), the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, within 5 days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

16	GUARANTEE AND INDEMNITY

16.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all such other Transaction Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 16 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4	Waiver of defences

The obligations of each Guarantor under this Clause 16 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 16.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

16.5	Immediate recourse

(a)

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 16 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)

Each Guarantor acknowledges the right of the Facility Agent pursuant to Clause 26.18 (Acceleration) to enforce or direct the Security Agent to enforce or exercise any or all of its rights, remedies powers or discretions under any guarantee or indemnity contained in this Agreement.

16.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in a non-interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 16 (Guarantee and Indemnity).

16.7	Deferral of Guarantors’ rights

All rights which any Guarantor at any time have (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or its respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs (acting on the instructions of the Majority Lenders), no Guarantor will exercise any rights which they may have (whether in respect of any Finance Document to which they are a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and Indemnity):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Guarantor have given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct (acting on the instructions of the Majority Lenders) for application in accordance with Clause 33 (Payment Mechanics).

16.8	Additional security

This guarantee and any other Security given by a Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

16.9	Applicability of provisions of Guarantee to other Security

Clauses 16.2 (Continuing guarantee), 16.3 (Reinstatement), 16.4 (Waiver of defences), 16.5 (Immediate recourse), 16.6 (Appropriations), 16.7 (Deferral of Guarantor’s rights) and 16.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

17	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

17.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

17.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)

any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

17.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

17.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)

claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document;

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower;

(iii)	set off such an amount against any sum due from it to any other Borrower;

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)

If during the Security Period, the Facility Agent (acting on the instructions of the Majority Lenders), by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent’s notice.

17.5	Deferral of Borrowers’ rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent (acting on the instructions of the Majority Lenders) otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General

Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.2	Status

(a)	Each Obligor (other than GSL) is a limited liability company, duly formed and validly existing in good standing under the law of its Original Jurisdiction.

(b)	GSL is a corporation incorporated and validly existing and in good standing under the law of its Original Jurisdiction.

(c)	It has the power to own its assets and carry on its business as it is being conducted.

18.3	LLC Shares and ownership

(a)

In the case of Borrower A, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Odysseus Marine LLC, a Marshall Islands limited liability company and a wholly owned Subsidiary of the Parent Guarantor.

(b)

In the case of Borrower B, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to the Parent Guarantor.

(c)

In the case of Borrower C, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Odysseus Marine LLC, a Marshall Islands limited liability company, and a wholly owned Subsidiary of the Parent Guarantor.

(d)

In the case of Borrower D, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Triton NB LLC, a Marshall Islands limited liability company, a wholly owned Subsidiary of Triton Containers Holdings LLC which in turn is a wholly owned Subsidiary of K&T Marine LLC which in turn is a wholly owned Subsidiary of the Parent Guarantor.

(e)

In the case of Borrower E, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Triton NB LLC, a Marshall Islands limited liability company, a wholly owned Subsidiary of Triton Containers Holdings LLC which in turn is a wholly owned Subsidiary of K&T Marine LLC which in turn is a wholly owned Subsidiary of the Parent Guarantor.

(f)

In the case of Borrower F, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to Triton Containers Holdings LLC, a Marshall Islands limited liability company which is a wholly owned Subsidiary of K&T Marine LLC which in turn is a wholly owned Subsidiary of the Parent Guarantor.

(g)

In the case of Hephaestus,, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to the Parent Guarantor.

(h)

In the case of Pericles, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to the Parent Guarantor.

(i)

In the case of Zeus One, the aggregate number of limited liability company interests that it is authorised to issue is 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to the Parent Guarantor.

(j)

The aggregate number of limited liability company interests that the Parent Guarantor is authorised to issue is 100 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to GSL Rome LLC, a Marshall Islands limited liability company.

(k)

GSL has an authorized share capital of 214,000,000 Class A Common Shares and 250,000 Series C Preferred Shares, each with a par value of one United States cent ($0.01) of which 9,942,950 Class A Common Shares and 250,000 Series C Preferred Shares are issued and outstanding.

(l)	The legal title to and beneficial interest in the LLC Shares in each Owner is held by the relevant member free of any Security or any other claim, except for Permitted Security.

(m)	None of the LLC Shares in any Borrower are subject to any option to purchase, pre-emption rights or similar rights.

18.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and, subject to the Legal Reservations which may be applicable at any relevant time, and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)

Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, subject to the Legal Reservations which may be applicable at any relevant time, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)

The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security save for any security mandatorily preferred by law.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Obligor; or

(c)	any agreement or instrument binding upon it or any Obligor or any Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Borrower, its registration of its Ship under an Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)

Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 26.9 (Creditors’ process or Ship arrest),

has been taken or, to its knowledge, threatened in relation to a Transaction Obligor (other than an Approved Manager); and none of the circumstances described in Clause 26.7 (Insolvency) applies to a Transaction Obligor (other than an Approved Manager).

18.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except registration of each Mortgage at the Approved Flag’s Ships Registry which registration filings and fees will be made and paid promptly after the date of that Mortgage.

18.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

18.13	No default

(a)

No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject.

18.14	No misleading information

(a)

Any factual information provided by any Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15	Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year.

(c)

There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group) since the date of the latest financial statements provided to the Facility Agent under the Existing Facility Agreement.

(d)	Its most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):

(i)	have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and

(ii)	fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Guarantor).

(e)

Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

18.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened

(a)

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.

(b)

No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.

18.18	Valuations

(a)

All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)

There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.19	No breach of laws

(a)	It has not breached any law or regulation which breach has a Material Adverse Effect.

(b)

No Transaction Obligor is in violation of and nor shall it violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://ustreas.gov/offices/enforcement/ofac or as otherwise published from time to time, in each case, as applicable to it.

18.20	No Charter

Except as disclosed by an Owner to the Facility Agent in writing on or before the date of this Agreement, no Ship is subject to any Charter other than a Permitted Charter.

18.21	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.22	No Environmental Claim

No Environmental Claim has been made or threatened against any Transaction Obligor or any Ship.

18.23	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.24	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Owner, the Approved Technical Manager and each Ship have been complied with.

18.25	Taxes paid

(a)

It is not materially (to the best of its knowledge and belief (having made due and careful inquiry)) overdue in the filing of any Tax returns and it is not (to the best of its knowledge and belief (having made due and careful inquiry)) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

18.26	Financial Indebtedness

(a)

No Owner has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness and Permitted Financial Indebtedness incurred in the ordinary course of owning its business of trading, chartering and operating its Ship.

(b)

The Parent Guarantor does not have any Financial Indebtedness outstanding other than Permitted Financial Indebtedness and any Financial Indebtedness incurred in the ordinary course of its business (including, without limitation, any guarantees the Parent Guarantor has issued or may issue at any time securing the obligations of any of its present or future Subsidiaries and any other guarantee having been previously granted by the Parent Guarantor as at the date of this Agreement and disclosed to the Lenders).

18.27	Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

18.28	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.29	Ownership

(a)

Subject to paragraph (d) below, each Owner is the sole legal and beneficial owner of all rights and interests which any charter creates in favour of that Owner in relation to the Ship owned by it, its Earnings and its Insurances.

(b)

Subject to paragraph (d) below, with effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)

The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the limited liability company interests of any Owner on creation or enforcement of the security conferred by the Security Documents.

(d)

Until (and including) the Utilisation Date the application of paragraphs (a) to (c) above is subject to any rights granted by the Transaction Obligors securing obligations under the Existing Facility Agreement.

18.30	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

18.31	Place of business

No Transaction Obligor has a place of business in any country other than Greece.

18.32	No employee or pension arrangements

No Owner has any employees or any liabilities under any pension scheme.

18.33	Sanctions

(a)	No Transaction Obligor:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person; or

(iv)	has, to the best of its knowledge, a Prohibited Person serving as a director, officer or employee.

(b)

No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

18.34	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

18.35	Margin Regulations; Investment Company Act

(a)

No Owner is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States).

(b)	No Owner is, or is it required to be, registered as an “investment company” under the United States of America Investment Company Act of 1940

18.36	Patriot Act

To the extent applicable each Owner is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

18.37	Validity and completeness of the Initial Charters

(a)	Each Borrower Ship is subject to the relevant Initial Charter and delivered to the respective Initial Charterer.

(b)	Each Initial Charter constitutes legal, valid, binding and enforceable obligations of the relevant Borrower which is a party thereto.

(c)	The copies of the Initial Charters delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(d)

No amendments or additions to the Initial Charters have been agreed save as otherwise disclosed to the Facility Agent prior to the execution of this Agreement nor has any Borrower waived any of its respective rights under the relevant Initial Charter.

18.38	Ship Status

Each Ship is:

(a)	registered in the name of the relevant Owner under the laws and flag of the Approved Flag;

(b)	operationally seaworthy and in every way fit for service;

(c)	classed with the relevant Approved Classification free of all overdue requirements and recommendations of the relevant Classification Society affecting class; and

insured in the manner required by the Finance Documents.

18.39	No immunity

No Obligor nor any of its respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

18.40	Anti-bribery, anti-corruption and anti-money laundering

No Transaction Obligor nor any of their Subsidiaries, directors or officers, or, to the best of their knowledge, any affiliate, agent or employee of them, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including, without limitation, the US Foreign Corrupt Practices Act of 1977, as amended) and each Transaction Obligor has instituted and maintain policies and/or internal procedures designed to prevent violation of such laws, regulations and rules.

18.41	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

19	INFORMATION UNDERTAKINGS

19.1	General

The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

19.2	Financial statements

The Parent Guarantor shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they become available, but in any event within 180 days after the end of each of its respective financial years:

(i)	the unaudited financial statements of each Owner for that financial year; and

(ii)	its unaudited consolidated financial statements for that financial year,

(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its respective financial years:

(i)	the semi-annual unaudited financial statements of each Owner, including balance sheet, cash flow statement and profit and loss statement for that financial half-year; and

(ii)	its unaudited consolidated financial statements for that financial half- year;

(c)

as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its respective financial years, its unaudited consolidated financial statements for that financial quarter; and

(d)	as soon as they become publicly available, quarterly and annual financial statements of GSL prepared in accordance with NYSE rules (as shown and available in the website of GSL).

19.3	Compliance Certificate

(a)

The Parent Guarantor shall supply to the Facility Agent, together with each set of financial statements delivered pursuant to sub-paragraph (ii) of paragraph (a) or paragraph (b) of Clause 19.2 (Financial statements) as the case may be, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)

The Owners and the Parent Guarantor shall supply to the Facility Agent, together with each set of financial statements delivered pursuant to paragraph (c) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to the calculation of the Debt Service Cover Ratio and the Owners’ compliance with Clause 21.19(a) (Dividend Payment) as at the date at which those financial statements were drawn up.

(c)	Each Compliance Certificate prepared:

(i)	pursuant to paragraph (a) above shall be signed by the chief financial officer of GSL; and

(ii)	pursuant to paragraph (b) above shall be signed by an officer of the Parent Guarantor.

19.4	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Parent Guarantor pursuant to Clause 19.2 (Financial statements) shall be certified by an officer of the Parent Guarantor as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)

Each Obligor shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Facility Agent (acting on the instructions of the Lenders), to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5	Information: miscellaneous

Each Obligor shall and shall procure that each other Obligor shall supply to the Facility Agent (acting on the instructions of the Majority Lenders) (in sufficient copies for all the Lenders, if the Facility Agent (acting on the instructions of the Majority Lenders) so requests):

(a)	promptly upon the Facility Agent’s request, all documents dispatched by it to its equity holders or shareholders (or any class of them), as applicable, or its creditors;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against it, and which might, if adversely determined, have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against it and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings or its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any Obligor;

(v)	the Initial Charters or any of the Replacement Charters,

as any Finance Party (through the Facility Agent) may reasonably request; and

(f)

promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

19.6	Notification of Default

(a)

Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Facility Agent, (acting on the instructions of the Majority Lenders) each Obligor shall supply to the Facility Agent a certificate signed by an officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	Use of websites

(a)

Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent (acting on the instructions of the Majority Lenders).

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then that Lender shall notify the Facility Agent and the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

19.8	“Know your customer” checks

(a)

Each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or on behalf of any prospective new Lender) in order for such Finance Party or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents including without limitation obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the requirements of the PATRIOT Act.

(b)

Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.9	Anti-money laundering

Each Borrower shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself) in order for that Servicing Party to be satisfied it has complied with all applicable anti-money laundering laws.

20	FINANCIAL COVENANTS

20.1	Owners’ minimum liquidity

(a)	Each Owner shall maintain from the Utilisation Date and at all times throughout the Security Period at least $500,000 (the “Minimum Liquidity Amount”) in its Earnings Account.

(b)

Any amount deposited by an Owner in an Earnings Account for the purpose of satisfying any minimum liquidity requirement under the Senior Facility Agreement shall be taken into account for the purpose of determining compliance of that Owner with its obligations under paragraph (a) of this Clause 20.1 (Owners’ minimum liquidity).

20.2	Parent Guarantor’s financial covenants

The Parent Guarantor shall, on each Testing Date and throughout Security Period, comply with the following covenants:

(a)	Net Worth

The Net Worth of the Parent Guarantor shall not be less than $50,000,000.

(b)	Value Adjusted Leverage Ratio

The Value Adjusted Leverage Ratio shall not exceed 75 per cent.

(b)	Liquidity Covenant

The Consolidated Liquidity of the Parent Guarantor shall, on each Testing Date, be equal to the higher of (i) $6,650,000 and (ii) the aggregate of (A) the product of $350,000 and the number of Fleet Vessels (other than the Ships) owned by the Subsidiaries of the Parent Guarantor at that time and (B) the product of $500,000 and the number of Ships then subject to a First Mortgage or a Mortgage.

20.3	Financial definitions

(a)	The expressions used in this Clause shall be construed in accordance with GAAP, and for purposes of this Agreement:

(b)

“Accounting Period” means each consecutive period of six (6) months or, as the case may be, three (3) months of each financial year of the Parent Guarantor during the Security Period for which it is required to deliver financial statements pursuant to Clause 19.2 (Financial statements).

(c)

“Consolidated Liquidity” means, in respect of an Accounting Period of the Parent Guarantor, the aggregate amount of free, unencumbered cash held by the Parent Guarantor and/or its Subsidiaries, including cash equivalents.

(d)	“Fleet Vessels” means, together, the Ships and all of the ships from time to time wholly owned by Subsidiaries of the Parent Guarantor and, in the singular, means any of them.

(e)

“Net Worth” means equity payments already advanced in respect of the Fleet Vessels less accumulated dividends plus retained earnings of the Fleet Vessels as such term is defined in the applicable financial statements of the Parent Guarantor determined in accordance with GAAP.

(f)

“Total Assets” means, in respect of each Accounting Period, the total assets of the Parent Guarantor as stated in the most recent financial statements produced in accordance with Clause 19.2 (Financial Statements).

(g)

“Total Borrowings” means at any relevant time the total long-term borrowings, inclusive of current portion of long-term borrowings as stated in the most recent financial statements of the Parent Guarantor on a consolidated basis produced in accordance with Clause 19.2 (Financial Statements).

(h)	“Value Adjusted Leverage Ratio” means at any time the ratio (expressed as a percentage) of:

(a)	the Total Borrowings divided by

(b)	the Value Adjusted Total Assets.

(i)

“Value Adjusted Total Assets” means the Total Assets of the Parent Guarantor adjusted (upwards or downwards) in each case for the difference of the book value of all Fleet Vessels (as evidenced in the most recent financial statements produced in accordance with Clause 19.2 (Financial Statements)) and the aggregate Market Value of all Fleet Vessels.

20.4	GSL Minimum Liquidity and most favoured nation

(a)	GSL shall:

(i)

at all times during the Security Period and for as long as the GSL Indenture has not been refinanced or the financial covenants contained therein have not been amended, maintain minimum liquidity in the amount of $20,000,000;

(ii)

at all times during the Security Period following the refinancing of the GSL Indenture, maintain minimum liquidity in an amount of $20,000,000 or a lesser minimum liquidity amount (if agreed by all the Lenders); and

(iii)

at all times during the Security Period and for as long as the GSL Indenture has not been refinanced (in which case sub-paragraph (b) hereof shall apply), be limited in connection with any Dividend Payment it may make, starting on 1 January 2020, to: (A) an aggregate amount per year up to 50 per cent. of its consolidated net profits (after taxes) for the immediately preceding financial year Provided that any unutilised portion may be carried forward to succeeding financial years and (B) such Dividend Payments (i) being made in accordance with the provisions of the GSL Indenture related to Permitted Transfer (as same is defined in the GSL Indenture) and (ii) not resulting in a breach of Clause 21.19(c) (Dividends);

(b)

GSL shall, at all times during the Security Period, ensure that the Finance Parties shall receive no less favourable treatment under this Agreement in relation to any financial covenant relating to it, other than any financial covenant provided or to be provided under the GSL Indenture or any credit, loan facility or indenture agreement (or guarantee thereof) creating Financial Indebtedness to which GSL is a party (or by way of amendment or supplement to the GSL Indenture or that credit, loan facility or indenture agreement (or guarantee thereof)) or any agreement creating Financial Indebtedness to refinance or otherwise substitute any existing Financial Indebtedness of, or guarantee by, GSL

(c)

Notwithstanding paragraph (b) above, GSL shall promptly advise the Facility Agent of those arrangements and covenants in advance and shall, upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), enter into such documentation which amends and supplements this Agreement and the other Finance Documents, as the Lenders may require in order to achieve parity with the creditors under the relevant financing of GSL.

20.5	Compliance Check

Compliance with the undertakings contained in this Clause 20 (Financial Covenants) shall be determined on each Testing Date and evidenced by the Compliance Certificate.

21	GENERAL UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (and in the case of Clause 21.13 (Disposals), 21.16 (Financial Indebtedness) and 21.20(c)(ii) (Other transactions), 21.26 (No amendments to the Initial Charters) such permission not to be unreasonably withheld by the Majority Lenders or the Lenders (as the case may be)).

21.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will (where applicable), promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)

ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of each Owner).

21.3	Corporate Existence

Each Obligor shall maintain its separate corporate existence, remain in goodstanding under the law of its jurisdiction of incorporation or formation and duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets.

21.4	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations to which it may be subject if failure so to comply has or may reasonably have a Material Adverse Effect, including without limitation (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order thereto) and (ii) the PATRIOT Act.

21.5	Environmental compliance

Each Obligor shall, and shall procure that each Approved Manager will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has a Material Adverse Effect.

21.6	Environmental Claims

Each Obligor shall, and shall procure that each Approved Manager will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor,

where the claim, if determined against that Transaction Obligor, has a Material Adverse Effect.

21.7	Taxation

(a)

Each Obligor shall, and shall procure that each other Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are maintained for those Taxes and the costs required to contest them and have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have a Material Adverse Effect.

(b)	Each Obligor shall procure that no other Obligor will, change its residence for Tax purposes.

21.8	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

21.9	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.30 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

21.10	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents to which such Obligor or Transaction Obligor is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.11	Title

(a)

Following the release on the Utilisation Date of the Security securing the Existing Indebtedness, each Owner shall hold the legal title to, and own the entire beneficial interest in its Ship, its Earnings and its Insurances; and

(b)

With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets which are the subject of any Transaction Security created or intended to be created by such Obligor.

21.12	Negative pledge

(a)	No Owner shall create any form of Security over any of its assets or revenues other than Permitted Security; and

(b)

The Parent Guarantor shall not create any form of Security (other than Permitted Security), over any of its assets or revenues unless it is reasonably incurred in the normal course of its business (without limitation) of acquiring and financing vessels to be owned by the Parent Guarantor or any of its present or future Subsidiaries.

(c)	No Obligor (other than GSL) shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)	Paragraphs (a) and (c) above do not apply to any Permitted Security.

21.13	Disposals

(a)

The Owners shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)

Paragraph (a) above does not apply to (i) any Charter as all Charters are subject to Clause 23.15 (Restrictions on chartering, appointment of managers etc.) and (ii) a sale of a Borrower Ship Provided that (A) the Borrowers comply with the provisions of Clause 7 (Prepayment and Cancellation), (B) no Event of Default has occurred and is continuing at the relevant time or will result from the sale of that Borrower Ship and (C) immediately after such sale the Security Cover Ratio will not be below 130 per cent. of the Senior Loan.

21.14	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (for the purposes of this Clause 21.14 (Merger), each “a process”) Provided that in the case of GSL, such process is permitted without restrictions so long as (i) GSL remains the surviving entity of any such process, (ii) no Default has occurred at the relevant time or would be triggered as a result of such process and (iii) such process does not have a Material Adverse Effect.

21.15	Change of business

(a)	The Parent Guarantor shall procure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

(b)	No Owner shall engage in any business other than the ownership and operation of its Ship.

21.16	Financial Indebtedness

(a)

No Owner shall incur or permit to be outstanding any Financial Indebtedness except (A) Financial Indebtedness incurred in the normal course of its business of trading, chartering and operating its Ship and (B) Permitted Financial Indebtedness; and

(b)

The Parent Guarantor shall not incur or permit to be outstanding Financial Indebtedness except for (A) Financial Indebtedness incurred in the ordinary course of its business (including, without limitation, the issuance of guarantees securing the obligations of any of its future or present Subsidiaries and any guarantee previously granted by the Parent Guarantor as at the date of this Agreement and disclosed to the Facility Agent) and (B) Permitted Financial Indebtedness.

21.17	Expenditure

No Owner shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship.

21.18	Limited liability company interests

No Owner shall:

(a)	purchase, cancel or redeem any of its LLC Shares;

(b)	increase or reduce its LLC Shares; and

(c)

issue any additional LLC Shares except to the Parent Guarantor or to the relevant member as per Clause 18.3 (LLC Shares and Ownership) and provided such LLC Shares are issued subject to the terms of the relevant Shares Security applicable to that Owner immediately upon the issuance of such LLC Shares in a manner satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) and the terms of the relevant Shares Security are complied with.

21.19	Dividends

(a)	An Owner may declare and make a Dividend Payment only if:

(i)	no Event of Default has occurred and is continuing at the relevant time or would result from such Dividend Payment;

(ii)	the Security Cover Ratio at the relevant time is not less than 140 per cent.; and

(iii)

the Debt Service Cover Ratio, calculated on a quarterly basis by reference to the financial quarter immediately preceding the date of such Dividend Payment, is, at the relevant time, not less than 1.15x.

(b)	The Parent Guarantor may make a Dividend Payment only if all of the following conditions have been met to the satisfaction of the Facility Agent:

(i)	the covenants relevant to it as set out in Clause 20 (Financial Covenants) are all complied with; and

(ii)	no Event of Default has occurred and is continuing at the relevant time or would result from such Dividend Payment.

(c)	GSL may make a Dividend Payment only if all of the following conditions have been met to the satisfaction of the Facility Agent:

(i)	the covenants relevant to it as set out in Clause 20 (Financial Covenants) are all complied with; and

(ii)	no Event of Default has occurred and is continuing under this Agreement at the relevant time or would result from such Dividend Payment; and

(iii)

no event of default or termination event has occurred and is continuing under the GSL Indenture and any other credit, loan facility or indenture agreement (or guarantee thereof) to which it is a party (in any capacity, including, but not limited to, as guarantor) at the relevant time or would result from such Dividend Payment.

(d)	For the avoidance of doubt, the Dividend Payments allowed to be made pursuant to paragraphs (a) and (b) above shall be made quarterly per year.

21.20	Other transactions

No Owner shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit creates Permitted Financial Indebtedness;

(b)

give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Owner assumes any liability of any other person other than (i) any guarantee or indemnity given under the Finance Documents or (ii) any guarantee and indemnity issued in the ordinary course of its business of trading, chartering and operating the Ship owned by it having an aggregate maximum value of $1,000,000 in respect of that Owner or such higher value as may be requested by that Owner and approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders);

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement or in the ordinary course of that Owner’s business of trading, operating and chartering the relevant Ship;

(d)

without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders), such consent not to be unreasonably withheld or delayed, enter into any transaction on terms which are, in any respect, less favourable to that Owner than those which it could obtain in a bargain made at arms’ length provided further that such consent of the Facility Agent (acting on the instructions of the Majority Lenders) shall not be required in the absence of an Event of Default having occurred and continuing; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.21	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

21.22	No Subsidiaries

No Owner shall form or acquire any Subsidiaries.

21.23	Employees and ERISA Compliance

No Owner shall employ any individual nor sponsor, maintain or become obligated to contribute to any Plan. However, without prejudice to the foregoing, each Owner shall provide prompt written notice to the Facility Agent in the event that that Owner becomes aware that it has incurred or is reasonably likely to incur any liability with respect to any Plan, that, individually or in the aggregate with any other such liability, would be reasonably expected to have a Material Adverse Effect.

21.24	Books and records

The Owners will keep proper books of record and account which will be accurate in all material respects and in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.

21.25	Further assurance

(a)

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within three (3) Business Days (or such other time period as may be specified by the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders)) of demand by the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) (and in such form as the Security Agent may require (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) in favour of the Security Agent or its nominee(s)):

(i)

to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents to which such Transaction Obligor is a party (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)

to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)

Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)

At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 21.25 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by one of that Obligor’s or Transaction Obligor’s officers which shall:

(i)

set out the text of a resolution of that Obligor’s or Transaction Obligor’s members, managers or directors, as applicable, specifically authorising the execution of the document specified by the Security Agent; and

(ii)

state that either the resolution was duly passed at a meeting of the members, managers or directors, as applicable, validly convened and held, throughout which a quorum of members, managers or directors, as applicable, entitled to vote on the resolution was present, or that the resolution has been signed by all the members, managers or directors, as applicable, and is valid under that Obligor’s or Transaction Obligor’s articles of association or other constitutional documents.

21.26	No amendments to the Initial Charters

No Borrower shall agree to any material amendment or supplement to, or waive or fail to enforce, any Initial Charter relative to its Ship or any of its provisions (and, without limitation, any reduction to the charter hire rate or to the fixed duration of any Initial Charter (without taking into account any optional extensions) shall be considered a material amendment for the purposes of this Clause 21.26 (No amendments to the Initial Charters)).

21.27	Deed of Accession

Each Obligor shall, and shall procure that the relevant Transaction Obligors will, enter into a Deed of Accession and any other documents required pursuant to it if the Senior Acceding Borrower enters into a Deed of Accession in connection with the Senior Facility Agreement.

21.28	Use of proceeds

No Obligor shall, and the Parent Guarantor shall procure that no other member of the Group shall, directly or indirectly, use, lend, contribute or otherwise make available any proceeds of the Loan or other transaction contemplated by this Agreement for the purpose of financing any trade, business or other activities with any Prohibited Person to the extent, in each case, such use, lending, contributing or otherwise making available such proceeds would lead to non-compliance by it or any other Party with any Sanctions.

22	INSURANCE UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (Insurance Undertakings) remain in force on and from the Utilisation Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Maintenance of obligatory insurances

Each Owner shall keep the Ship owned by it insured at its expense against:

(a)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);

(b)	war risks (including the London Blocking and Trapping addendum or its equivalent);

(c)

protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover);

(d)	freight, demurrage and defence;

(e)

any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Owner to insure and which are specified by the Facility Agent (acting on the instructions of the Majority Lenders) by notice to that Owner.

22.3	Terms of obligatory insurances

Each Owner shall effect such insurances:

(a)	in dollars;

(b)	in the case of hull and machinery and war risks, in an amount on an agreed value basis at least the greater of:

(i)

an amount which when aggregated with the amounts for which the other Ships, then subject to a First Mortgage or a Mortgage are insured for such risks is equal to 120 per cent. of the aggregate of the outstanding balance of the Loan and the Senior Loan; and

(ii)	the Market Value of the Ship owned by it;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (such amount currently being $1,000,000,000);

(d)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);

(e)	war risks (including the London Blocking and Trapping addendum or its equivalent, Terrorism and War Protection and Indemnity);

(f)

protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover);

(g)	freight, demurrage and defence;

(h)	on approved terms; and

(i)

through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

22.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), each Owner shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Owner as the sole named insured unless the interest of every other named insured (including each Approved Manager as co-assured) is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders)) that any deductible shall be apportioned between that Owner and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)

whenever the Facility Agent requires (acting on the instructions of the Majority Lenders), name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify (acting on the instructions of the Majority Lenders);

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Owner fails to do so.

22.5	Renewal of obligatory insurances

Each Owner shall:

(a)	at least 10 days before the expiry of any obligatory insurance:

(i)

notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agent’s approval (acting on the instructions of the Majority Lenders) to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)

procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking

Each Owner shall ensure that the Approved Brokers provide the Security Agent, upon the Security Agent’s request (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders), with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent (acting on the instructions of the Majority Lenders) and including undertakings by the Approved Brokers that:

(i)

they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)

they will, if they have not received notice of renewal instructions from the relevant Owner or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)

they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts;

(vii)	they will provide notice for any cancellation of policies within the time line standard for industry guidelines; and

(viii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Owner forthwith upon being so requested by the Facility Agent.

22.7	Copies of certificates of entry

Each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent (acting on the instructions of Majority Lenders); and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

22.8	Deposit of original policies

Each Owner shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums

Each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent (acting on the instructions of the Majority Lenders) or the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders).

22.10	Guarantees

Each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

(a)

No Owner shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Owner shall:

(i)

take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval (acting on the instructions of the Majority Lenders);

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)

make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)

not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances

No Owner shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

22.13	Settlement of claims

Each Owner shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)

do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications

Each Owner shall provide the Security Agent, immediately upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), with copies of all written communications between that Owner and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)

any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15	Provision of information

Each Owner shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests (acting on the instructions of the Majority Lenders) for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Owner shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above.

22.16	Mortgagee’s interest and additional perils insurances

(a)

The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance each in an amount which when aggregated with the amounts for which the other Ships then subject to a First Mortgage or a Mortgage is insured for such risks is equal to 120 per cent. of the Loan and the Senior Loan, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)

The Owners shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23	SHIP UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit in writing (and in the case of paragraph (c) of Clause 23.2(c), 23.3 (Repair and classification), 23.4 (Modifications), 23.5 (Removal and installation of parts) and 23.15 (Restrictions on chartering, appointment of managers etc.) such permission not to be unreasonably withheld).

23.2	Ship’s names and registration

Each Owner shall in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under an Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship,

Provided that any change of flag of a Ship shall be subject to:

(i)

that Ship remaining subject to Security securing the Secured Liabilities created by a second priority or preferred ship mortgage on that Ship and, if appropriate, a second priority deed of covenant collateral to that mortgage (or equivalent second priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting on the instructions of the Majority Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting on the instructions of the Majority Lenders, shall approve or require.

23.3	Repair and classification

Each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions.

23.4	Modifications

No Owner shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of that Ship or materially reduce its value.

23.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Owner shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Owner and subject to the security constituted by the Mortgage on that Ship.

(b)	An Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Owner.

23.6	Surveys

Each Owner shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

23.7	Inspection

(a)

Each Owner shall permit the Security Agent (acting on the instructions of the Facility Agent which is acting on the instructions of the Majority Lenders) acting through surveyors or other persons appointed by it for that purpose to board the Ship owned by it at all reasonable times without interfering with the Ship’s trading schedule, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)

The cost of all inspections under this Clause 23.7 (Inspection) shall be for the account of that Owner in relation to the Ship owned by it once annually and at any time when an Event of Default has occurred and is continuing.

23.8	Prevention of and release from arrest

(a)	Each Owner shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)

Each Owner shall as soon as reasonably practicable upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9	Compliance with laws etc.

Each Owner shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)

without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

23.10	ISPS Code

Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), each Owner shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.11	Sanctions and Ship trading

Without limiting Clause 23.9 (Compliance with laws etc.), each Owner shall procure:

(a)	that the Ship owned by it shall not be used by or for the benefit of a Prohibited Person;

(b)	that such Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor);

(c)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(d)

that each charterparty in respect of such Ship shall contain, for the benefit of that Owner, language which gives effect to the provisions of paragraph (c) of Clause 23.9 (Compliance with laws etc.) as regards Sanctions and of this Clause 23.11 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Transaction Obligor).

23.12	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not including, without limitation, any civil war), no Owner shall cause or permit the Ship owned by it to be employed in carrying any goods which may be declared to be contraband of war or which may render such Ship liable to confiscation, seizure, detention or destruction, nor shall that Owner permit such Ship to enter any area which is declared a war zone by any governmental authority or by such Ship’s insurers unless that employment or voyage is either (a) consented to in advance and in writing by the underwriters of such Ship’s war risks insurances and fully covered by those insurances or (b) (to the extent not covered by those insurances) covered by additional insurance taken out by that Owner at that Owner’s expense, which additional insurance shall be deemed to be part of the Insurances assigned under the General Assignment.

23.13	Provision of information

Without prejudice to Clause 19.5 (Information: miscellaneous) each Owner shall promptly provide the Facility Agent with any information which it requests (acting on the instructions of the Majority Lenders) regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings of that Ship and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s request (acting on the instructions of the Majority Lenders), promptly provide copies of any current Charter relating to that Ship, of any current Charter guarantee supporting such Charter, that Ship’s Safety Management Certificate and any relevant Document of Compliance.

23.14	Notification of certain events

Each Owner shall, in respect of the Ship owned by it, immediately notify the Facility Agent by email, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or may reasonably become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Owner or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Owner, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Owner shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require (acting on the instructions of the Majority Lenders) as to that Owner ‘s, any such Approved Manager’s or any other person’s response to any of those events or matters.

23.15	Restrictions on chartering, appointment of managers etc.

No Owner shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)	materially amend, supplement or terminate a Management Agreement;

(d)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(e)	de activate or lay up that Ship; or

(f)

put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) and in terms satisfactory to it (acting on the instructions of the Facility Agent acting on the instructions of the Majority Lenders) a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

23.16	Notice of Mortgage

Each Owner shall keep the relevant Mortgage registered against the Ship owned by it as a valid second priority or preferred mortgage (as applicable), carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner to the Security Agent.

23.17	Sharing of Earnings

No Owner shall enter into any agreement or arrangement for the sharing of any Earnings.

23.18	Charter assignment

Provided that all approvals necessary under Clause 23.15 (Restrictions on chartering, appointment of managers etc.) have been previously obtained, each Owner shall in relation to the Ship owned by it:

(a)

provide promptly to the Facility Agent a true and complete copy of any Charter (including all amendments) and all other documents related thereto for a term which exceeds, or which by virtue of any optional extensions may exceed 12 months; and

(b)

in respect of any Charter for a term which (excluding any optional extensions and any redelivery allowance) exceeds, or which by virtue of any optional extensions may exceed 12 months, execute and deliver to the Facility Agent a Charter Assignment together with each of the documents required to be delivered pursuant to such Charter Assignment (each in the agreed form); and

(c)

deliver to the Facility Agent such other documents as it may reasonably require (including, without limitation, documents equivalent to those referred to at paragraphs 1, 5 and 6 of Part A of Schedule 2 (Conditions Precedent)) in respect of such Charter Assignment.

23.19	Responsible Ship Recycling

If a Ship is sold for scrapping, the Owner owning that Ship shall ensure that such Ship is sold on the basis of a memorandum of agreement that contains language that ensures that that Ship shall be dismantled in a safe, sustainable and socially and environmentally responsible way and that Owner shall use its best endeavours to ensure performance and observance by the buyer of such Ship of its obligations and liabilities under such memorandum of agreement.

23.20	Green Passport

Each Owner shall procure that the Ship owned by it has (from 31 December 2020 and at all times thereafter during the Security Period) obtained a Green Passport, or any equivalent or superseding document acceptable to the Facility Agent (acting on the instructions of the Majority Lenders), subject to the relevant Classification Society’s requirements.

23.21	Notification of compliance

Each Owner shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) (acting on the instructions of the Majority Lenders) that it is complying with this Clause 23 (Ship Undertakings).

24	SECURITY COVER

24.1	Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if, at any time throughout the Security Period, the Facility Agent (acting on the instructions of the Majority Lenders) notifies the Borrowers that the Security Cover Ratio is below 130 per cent. of the Senior Loan.

24.2	Provision of additional security; prepayment

(a)

If the Facility Agent (acting on the instructions of the Majority Lenders) serves a notice on the Borrowers under Clause 24.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one Month after the date (the “Prepayment Date”) on which the Facility Agent’s notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)

A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)

is documented in such terms as the Facility Agent (acting on the instructions of the Majority Lenders) may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

24.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

24.4	Valuations binding

Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards each Owner.

24.5	Provision of information

(a)

Each Borrower shall promptly provide the Facility Agent and any Approved Valuer acting under this Clause 24 (Security Cover) with any information which the Facility Agent (acting on the instructions of the Majority Lenders) or the Approved Valuer may request for the purposes of the valuation.

(b)

If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent considers (acting on the instructions of the Majority Lenders) prudent.

24.6	Prepayment mechanism

Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).

24.7	Provision of valuations

The Facility Agent shall be entitled to test, at the cost of the Borrowers, the security cover requirements under Clause 24.1 (Minimum required security cover):

(a)	semi-annually and on dates to be selected by the Facility Agent;

(b)	at the same time a Borrower serves the notices to the Facility Agent in respect of the renewal of the obligatory insurances pursuant to Clause 22.5 (Renewal of obligatory insurances);

(c)	in the case of sale or Total Loss of a Ship, pursuant to Clause 7.4 (Mandatory prepayment on sale or Total Loss); and

(d)	at any time selected by the Facility Agent while an Event of Default has occurred which is continuing.

25	ACCOUNTS AND APPLICATION OF EARNINGS

25.1	Accounts

No Owner may, without the prior consent of the Facility Agent (acting on the instructions of the Lenders), maintain any bank account other than its Earnings Account or the accounts which are required to be maintained under the Senior Facility Agreement.

25.2	Payment of Earnings

Each Owner shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account.

25.3	Application of Earnings

Each Borrower shall transfer from its Earnings Account to the Facility Agent:

(a)	on the Termination Date, the amount of the Loan; and

(b)	on the last day of each Interest Period, the amount of interest then due on that date; and

(c)	on any day on which an amount is otherwise due from the Borrowers under a Finance Document, an amount necessary to meet that due amount,

and each Borrower irrevocably authorizes the Facility Agent to apply the transferred amounts in payment of the Loan, interest amount or other amount due.

Any balance on the Earnings Accounts after the application of the transferred amounts shall be available to the Borrowers, unless there is an Event of Default which is continuing or unless an Event of Default would result from the withdrawal of any such balance (or any part thereof) from the relevant Earnings Account.

25.4	Shortfall in Earnings

(a)

If the credit balance on each Earnings Account is insufficient for the required amount to be transferred under Clause 25.3 (Application of Earnings) the Borrowers shall make up the amount of the insufficiency.

(b)	The Borrowers may not make up all or any part of the insufficiency by utilising the Minimum Liquidity Amount in the Earnings Account.

25.5	Application of funds

Until an Event of Default occurs which is continuing, the Facility Agent shall on the Termination Date and on each Interest Payment Date (provided it has received sufficient funds no later than 4:00 p.m. London time on the Termination Date or the relevant Interest Payment Date (as the case may be)) distribute to the Finance Parties in accordance with Clause 33.2 (Distributions by the Facility Agent) so much of the then balance on the Earnings Account as equals:

(a)	the Loan due on the Termination Date; and

(b)	the amount of interest payable on that Interest Payment Date, in discharge of the Borrowers’ liability for the Loan or that interest.

25.6	Location of Earnings Accounts

Each Owner shall promptly:

(a)	comply with any requirement of the Facility Agent (acting on the instructions of the Majority Lenders) as to the location or relocation of its Earnings Account; and

(b)

execute any documents which the Facility Agent (acting on the instructions of the Majority Lenders) specifies to create or maintain in favour of the Security Agent, Security over (and/or rights of set-off, consolidation or other rights in relation to) its Earnings Accounts.

26	EVENTS OF DEFAULT

26.1	General

Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.18 (Acceleration) and Clause 26.19 (Enforcement of security).

26.2	Non-payment

A Transaction Obligor (other than an Approved Manager) does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.

26.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 20 (Financial Covenants), Clause 21.11 (Title), Clause 21.11(b) (Negative pledge), Clause 21.21 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 21.26 (No amendment to the Initial Charters), Clause 21.27 (Deed of Accession), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 23.11 (Sanctions and Ship trading) or Clause 24 (Security Cover).

26.4	Other obligations

(a)

A Transaction Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent (acting on the instructions of the Majority Lenders) giving notice to the Borrowers or (if earlier) any relevant Transaction Obligor becoming aware of the failure to comply.

26.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made and is not remedied within five Business Days of the Facility Agent (acting on the instructions of the Majority Lenders) giving notice to the Borrowers.

26.6	Cross default

(a)	Any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) Provided that in the case of any Financial Indebtedness created under (i) any guarantee and indemnity of the Parent Guarantor or GSL (as the case may be), a demand is made by the relevant creditor(s) under such guarantee and indemnity or (ii) any guarantee and indemnity of the Parent Guarantor or GSL (as the case may be) securing the obligations of any Subsidiary, the guaranteed Financial Indebtedness of that Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of that Subsidiary’s payment default and always provided that the relevant creditor has exercised any of its enforcement rights (the “Action”) in connection with that payment default and, in the reasonable opinion of the Majority Lenders, that Action may adversely affect the ability of the Parent Guarantor or GSL (as the case may be) to comply with its obligations under Clause 16 (Guarantee and Indemnity).

(c)

Any commitment for any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) is cancelled or suspended by a creditor of any Transaction Obligor (other than an Approved Manager) as a result of an event of default (however described).

(d)

Any creditor of any Transaction Obligor (other than an Approved Manager) becomes entitled to declare any Financial Indebtedness of any Transaction Obligor (other than an Approved Manager) due and payable prior to its specified maturity as a result of an event of default (however described) Provided that in the case of any Financial Indebtedness created under any guarantee and indemnity of the Parent Guarantor or GSL (as the case may be), a demand is made by the relevant creditor(s) under such guarantee and indemnity.

(e)

No Event of Default will occur under this Clause 26.6 (Cross default) in respect of an Owner if the failure to comply is capable of remedy and is remedied within five Business Days of the Facility Agent (acting on the instructions of the Majority Lenders) giving notice to that Owner or that Owner becoming aware of the failure to comply with this Clause 26.6 (Cross default). In relation to a cross-default for the Parent Guarantor or GSL (as the case may be), no Event of Default will occur under this Clause 26.6 (Cross default) if failure to comply is capable of remedy and is remedied within two weeks of the Facility Agent giving notice (acting on the instructions of the Majority Lenders) to the Parent Guarantor or GSL (as the case may be) becoming aware of the failure to comply with this Clause 26.6 (Cross default).

26.7	Insolvency

(a)	A Transaction Obligor (other than an Approved Manager):

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is declared to be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

obtains or receives a deferral or suspension of payments, a rescheduling or re-organisation of debt (or certain debt) or an arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them in respect of such deferral, suspension, rescheduling or re-organisation, strictly by court order or by the filing of documents with a court.

(b)	A moratorium is officially declared (and, if applicable, registered with appropriate authorities) in respect of any indebtedness of any Transaction Obligor (other than an Approved Manager),

Provided however that should a Transaction Obligor (other than an Approved Manager), by any reason, including without limitation, any actual or anticipated financial difficulties, commence negotiations with one or more of its creditors (including any Finance Party in its capacity as such) with a view to rescheduling, deferring, re-organising or suspending, any of its indebtedness, the existence of such negotiations or the entry, as a result of such negotiations, into any agreement or contract with one or more creditors (including any Finance Party in its capacity as such) setting out the terms of any such rescheduling, deferral, reorganisation or suspension of its indebtedness, shall not in itself constitute an Event of Default.

26.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other similar legal procedure or similar legal step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation of any Transaction Obligor (other than an Approved Manager);

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor (other than an Approved Manager);

(iii)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor (other than an Approved Manager) or any of its assets (other than an Approved Manager); or

(iv)	enforcement of any Security over any assets of any Transaction Obligor (other than an Approved Manager),

or any analogous similar legal procedure or similar legal step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

26.9	Creditors’ process or Ship arrest

(a)

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor and is not discharged within 21 days (or such later period agreed by the Facility Agent acting with the authorisation of the Majority Lenders in their absolute discretion) unless (i) the Owners provide evidence acceptable to the Facility Agent (acting on the instructions of the Majority Lenders in their absolute discretion) that that expropriation, attachment, sequestration, distress or execution or any analogous process is being contested in good faith on substantial grounds and (ii) the Majority Lenders, in its reasonable opinion, considers that the relevant Obligor has adequate reserves or the financial ability to satisfy any such claims.

(b)

In the case of an arrest or detention of any Ship, that Ship is not redelivered to the full control of the Owner owning that Ship, on or before the date falling 21 days (or such later period agreed by the Facility Agent acting with the authorisation of the Majority Lenders in their absolute discretion) after the date of the arrest or detention.

26.10	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)

Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

26.11	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

26.12	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

26.13	Expropriation

The authority or ability of a Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets other than:

(a)	an arrest or detention of any Ship referred to in Clause 26.9 (Creditors’ process or Ship arrest); or

(b)	any Requisition.

26.14	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document (other an Assignable Charter where the prior approval of the Facility Agent has been obtained for rescission pursuant to the Finance Documents) or any of the Transaction Security or evidences an intention to rescind or repudiate such Transaction Document or any Transaction Security.

26.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has a Material Adverse Effect.

26.16	Material adverse change

Any event or circumstance occurs which has a Material Adverse Effect.

26.17	Senior Event of Default

Any Senior Event of Default occurs which is continuing.

26.18	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.19 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.19	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.18 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders), a Lender (the “Existing Lender”) may without the consent of any Obligor:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or, following the occurrence of an Event of Default which is continuing, to any other person (in each case, the “New Lender”).

27.2	Conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)

receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)

performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(b)

Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 12 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(e)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

27.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)

the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

27.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing

Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied in its sole discretion that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

27.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

(a)

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28	CHANGES TO THE TRANSACTION OBLIGORS

28.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, without the prior written consent of the Facility Agent (acting on the instructions of the Lenders).

28.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	all the Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may (acting on the instructions of the Facility Agent acting on the instructions of the Lenders) release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)

If the Security Agent (acting on the instructions of the Facility Agent acting on the instructions of the Lenders) is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

29	THE FACILITY AGENT

29.1	Appointment of the Facility Agent

(a)	Each of the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	Notwithstanding anything to the contrary contained in the Transaction Documents, the Facility Agent shall:

(i)

unless there is an explicit provision in a Transaction Document which states that the Facility Agent will act at its sole and absolute discretion or without the instructions of the Majority Lenders or (as applicable) all the Lenders, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent (including, without limitation, make any designation, determination, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), upon receipt of and in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Transaction Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders

and in doing so shall be deemed to have acted reasonably; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Facility Agent under the Transaction Documents.

(b)

The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) above shall not apply in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)

The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(f)

Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.

(g)

The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(h)

Any instructions given by the Majority Lenders or the Lenders shall be in writing and any instructions by the Majority Lenders on matters which do not require the consent or instructions of all the Lenders as specified in this Agreement shall be binding on all the Lenders.

29.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document or notice which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Notwithstanding anything set out in any Transaction Document, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Facility Agent receives notice from a Party referring to any Finance Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstance described has actually occurred or whether it constitutes a Default.

(f)	If the Facility Agent is aware of the non-payment of any principal, interest or any fee payable to a Finance Party under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Facility Agent shall provide to the Borrowers within 5 Business Days of a request by the Borrowers (but no more frequently than once per calendar quarter), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective

Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent as a trustee or fiduciary of any other person.

(b)	The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

29.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.6	Business with the Group

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.7	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage (at the Borrowers’ expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage (at the Borrowers’ expense) the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)

The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)

Without prejudice to Clause 29.4 (No fiduciary duties), the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.8	Responsibility for documentation

The Facility Agent is not responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

29.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)

without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.11	Lenders’ indemnity to the Facility Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

29.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)

The retiring Facility Agent shall, at the Borrowers’ cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall indemnify the retiring Facility Agent prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e)

All Parties shall consult, co-operate and use commercially reasonable endeavours to appoint a successor Facility Agent and the retiring Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 13.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Lenders pro-rata to their Commitments.

(h)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(i)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 11.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 11.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

29.13	Confidentiality

(a)

In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Without prejudice to Clause 29.4 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.14	Relationship with the other Finance Parties

(a)

Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office.

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior written notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties to or by the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.16	Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 13.4 (Indemnity to the Facility Agent), Clause 15 (Costs and Expenses) and Clause 29.11 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 10 (Fees).

29.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.18	Reliance and engagement letters

Each Secured Party confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.19	Full freedom to enter into transactions

Without prejudice to Clause 29.6 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in,

a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30	THE SECURITY AGENT

30.1	Trust

(a)

The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)

Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For the purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)

All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.4	Instructions

(a)	Notwithstanding anything to the contrary contained in the Transaction Documents, the Security Agent shall:

(i)

unless there is an explicit provision in a Transaction Document that the Security Agent shall act in its sole and absolute discretion or without the instructions of the Majority Lenders or the Lenders, exercise or refrain from exercising any right, power, authority or discretion (including, without limitation, make any designation, determination, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), vested in it as Security Agent upon receipt of and in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Transaction Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf),

and in doing so shall be deemed to have acted reasonably; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Security Agent under the Transaction Documents.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders) shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) shall not apply:

(i)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(ii)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 30.28 (Application of receipts);

(B)	Clause 30.29 (Permitted Deductions); and

(C)	Clause 30.30 (Prospective liabilities).

(e)

The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(f)

Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(g)

The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (g) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

(h)	Any instructions given by the Majority Lenders shall be in writing and be binding on all the Lenders.

30.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Security Agent receives notice from a Party referring to any Finance Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstances described has actually occurred or whether it constitutes a Default.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor or any other person.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

30.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage (at the Borrowers’ cost) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage (at the Borrowers’ cost) the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(h)

Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)

Without prejudice to Clause 30.6 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)

without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent. Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders’ indemnity to the Security Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall within three Business Days of demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

30.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, at the Borrowers’ cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall indemnify the retiring Security Agent prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 13.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Lenders pro-rata to their Commitments.

(h)	The consent of the Borrowers (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14	Confidentiality

(a)

In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)

Without prejudice to Clause 30.6 (No fiduciary duties) and notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Security Agent’s management time

(a)

Any amount payable to the Security Agent under Clause 13.5 (Indemnity to the Security Agent), Clause 15 (Costs and Expenses) and Clause 30.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 10 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)

the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)

the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances, the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)

If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

30.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

30.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

30.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.21	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

30.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent (acting on the instructions of the Majority Lenders) determines (acting on the instructions of the Majority Lenders) that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)

no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

30.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)

in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)

if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

30.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)

set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in a suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit for later payment to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.31	Currency conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.32	Good discharge

(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.33	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.34	Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)

to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions

(a)

This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)

On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date no later than 2:00 p.m. (New York time) and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party or, in the case of the Loan, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

33.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

33.5	Application of receipts; partial payments

(a)

If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order (in addition to any relevant provisions in the Security Documents):

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable) the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

33.6	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting on the instructions of the Majority Lenders) (after consultation with the Borrowers); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting on the instructions of the Majority Lenders).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting on the instructions of the Majority Lenders and after consultation with the Borrowers) specifies (acting on the instructions of the Majority Lenders) to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Currency Conversion

(a)

For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrower with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)

the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	SET-OFF

A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, those specified in 0 (The Parties);

(b)

in the case of each Lender or any other Obligor, that specified in 0 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in 0 (The Parties); and

(d)	in the case of the Security Agent, that specified in 0 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form;

(ii)	if by way of email, when such message is received; or

(iii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in 0 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Facility Agent (acting on the instructions of the Majority Lenders), accompanied by a certified English translation prepared by a translator approved by the Facility Agent (acting on the instructions of the Majority Lenders) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

41	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42	AMENDMENTS AND WAIVERS

42.1	Required consents

(a)

Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)

Without prejudice to the generality of Clause 29.7 (Rights and discretions), the Facility Agent may at the Borrowers’ cost, engage and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Paragraph (c) of Clause 27.9 (Pro rata interest settlement) shall apply to this Clause 42 (Amendments and Waivers).

42.2	All Lender matters

An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in the rate of interest or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 28 (Changes to the Transaction Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 42 (Amendments and Waivers);

(i)

any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 7.4 (Mandatory prepayment on sale or Total Loss), Clause 8 (Interest), Clause 25 (Accounts and Applications of Earnings), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 45 (Governing Law) or Clause 46 (Enforcement);

(j)

unless otherwise specified in the relevant Finance Document, any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)

the release of the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

42.3	Other exceptions

(a)

An amendment or waiver which relates to the rights or obligations of a Servicing Party (each in their capacity as such) may not be effected without the consent of that Servicing Party, as the case may be.

(b)	The Borrowers and the Facility Agent or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

42.4	Obligor Intent

Without prejudice to the generality of Clauses (c)(i) (Construction) and 16.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

43	CONFIDENTIAL INFORMATION

43.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation or formation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 45 (Governing Law);

(vi)	the name of the Facility Agent;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Obligors,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)

Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

43.4	Entire agreement

This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).

43.7	Continuing obligations

The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

45	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46	ENFORCEMENT

46.1	Jurisdiction

(a)

Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

This Clause 46.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated or formed in England and Wales):

(i)

irrevocably appoints Saville & Co. at its registered office for the time being, presently at One Carey Lane, London EC2V 8AE, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders). Failing this, the Facility Agent may appoint another agent for this purpose.

47	PATRIOT ACT NOTICE

47.1	PATRIOT Act Notice

(a)

Each of the Facility Agent and the Lenders hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Facility Agent and each Lender, the Facility Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Transaction Obligor, which information includes the name and address of each Transaction Obligor and such other information that will allow the Facility Agent and each of the Lenders to identify each Transaction Obligor in accordance with the PATRIOT Act.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Borrower	Name of Borrower	Place of Formation	Registration number (or equivalent, if any)	Address for Communication

Borrower A	Ikaros Marine LLC	Marshall Islands	961979	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Borrower B	Leonidas Marine LLC	Marshall Islands, also registered as a Foreign Maritime Entity in the Republic of Liberia	961847	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Borrower C	Hector Marine LLC	Marshall Islands	961978	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Borrower D	Aristoteles Marine LLC	Marshall Islands	962290	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Borrower E	Menelaos Marine LLC	Marshall Islands	962291	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Borrower F	Philippos Marine LLC	Marshall Islands	961953	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Name of Guarantor	Place of Formation	Registration number (or equivalent, if any)	Address for Communication

Poseidon Containers Holdings LLC	Marshall Islands	961853	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Global Ship Lease, Inc.	Marshall Islands	28891	c/o 25 Wilton Road London SW1V 1LW United Kingdom Email: mdanezi@technomar.gr tpsaropoulos@technomar.gr

Hephaestus Marine LLC	Marshall Islands	961816	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Pericles Marine LLC	Marshall Islands	961852	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

Zeus One Marine LLC	Marshall Islands	961819	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication

Blue Ocean Income Fund LP	$12,416,949

Blue Ocean Income Fund LP

c/o EnTrust Global Partners Offshore LP

375 Park Avenue, 24th floor

New York, NY 10152

Facsimile: +1 212 888 0751

Email: sengh@entrustglobal.com/

odonnerstein@entrustglobal.com

Attention: Svein Engh /

Omer Donnerstein

Blue Ocean Onshore Fund LP	$5,139,051

Blue Ocean Onshore Fund LP

c/o EnTrust Global Partners LLC

375 Park Avenue, 24th floor

New York, NY 10152

Facsimile: +1 212 888 0751

Email: sengh@entrustglobal.com/

odonnerstein@entrustglobal.com

Attention: Svein Engh /
Omer Donnerstein

Blue Ocean Investments SPC for and on behalf of Segregated Portfolio One	$2,464,000

Blue Ocean Investments SPC

c/o EnTrust Global Partners LLC

375 Park Avenue, 24th floor

New York, NY 10152

Facsimile: +1 212 888 0751

Email: sengh@entrustglobal.com/

odonnerstein@entrustglobal.com

Attention: Svein Engh /

Omer Donnerstein

Blue Ocean Investments SPC for and on behalf of Segregated Portfolio Three	$18,480,000

Blue Ocean Investments SPC

c/o EnTrust Global Partners LLC

375 Park Avenue, 24th floor

New York, NY 10152

Facsimile: +1 212 888 0751

Email: sengh@entrustglobal.com/

odonnerstein@entrustglobal.com

Attention: Svein Engh /

Omer Donnerstein

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

WILMINGTON TRUST (LONDON) LIMITED	Third Floor, 1 King’s Arms Yard, London, EC2R 7AF, England Tel No: 44 (0)20 7397 3653 / +44 (0)20 7397 3649 Fax No: +44 (0)20 7397 3602 Email: safzal@wilmingtontrust.com FAO: SAJADA AFZAL

Name of Security Agent	Address for Communication

WILMINGTON TRUST (LONDON) LIMITED	Third Floor, 1 King’s Arms Yard, London, EC2R 7AF, England Tel No: 44 (0)20 7397 3653 / +44 (0)20 7397 3649 Fax No: +44 (0)20 7397 3602 Email: safzal@wilmingtontrust.com FAO: SAJADA AFZAL

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the members, managers or directors, as applicable of each Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5

A copy of a resolution signed by the holder(s) of the limited liability company interests in the relevant Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which each Borrower is a party.

1.6

A certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.7

A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Other Documents

2.1

A copy of each Initial Charter (or a binding and unconditional recapitulation of charterparty terms) certified as true and complete together with all documents signed or issued by the respective Borrower or the relevant Initial Charterer (or both of them) under or in connection with it.

3	Finance Documents

3.1	A duly executed original of the Subordination Agreement (if applicable) and copies of each Subordinated Finance Document (if applicable).

3.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

3.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

3.4	A duly executed original of the GSL Indenture Letter.

4	Security

4.1	A duly executed original of each Accounts Security and of each Shares Security (and of each document to be delivered under each of them).

5	Legal opinions

5.1

A legal opinion of Watson Farley & Williams, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

5.2

If a Transaction Obligor is incorporated or formed in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

6	Other documents and evidence

6.1	Evidence that any process agent referred to in Clause 46.2 (Service of process), if not an Obligor, has accepted its appointment.

6.2

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers (acting on the instructions of the Majority Lenders) to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

6.3	The original of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

6.4	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid on or before the Utilisation Date.

6.5

Such evidence as may be required for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

6.6	A duly executed copy of the Senior Facility Agreement.

6.7	The Original Financial Statements.

PART B

CONDITIONS PRECEDENT TO UTILISATION

1	Borrowers

A certificate of an authorised signatory of the Borrowers certifying that each copy document which it is required to provide under this Part B Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date.

2	Release of Existing Security

Documentary evidence that the Existing Indebtedness has been duly paid or will be paid in full at the time of disbursement of the Loan and an executed original of the Deed of Release (and of each document to be delivered under or pursuant to it), in respect of the Existing Security together with evidence satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders) of its due execution by the parties to it.

3	Ship and other security

3.1

A duly executed original of each Mortgage, each General Assignment and any Charter Assignment and of each document to be delivered under or pursuant to each of them together with documentary evidence that each Mortgage has been duly registered or recorded (as applicable) as a valid second preferred or priority (as applicable) ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag.

3.2	Documentary evidence that each Ship:

(a)	is definitively and permanently registered in the name of the relevant Borrower under the Approved Flag.

(b)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents and the Senior Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.3

Documents establishing that each Ship will, as from the Utilisation Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)

copies of the Approved Technical Manager’s Document of Compliance and of each Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires (acting on the instructions of the Majority Lenders)) and of any other documents required under the ISM Code and the ISPS Code in relation to that Ship including without limitation an ISSC.

3.4

An opinion from an independent insurance consultant acceptable to the Facility Agent on (acting on the instructions of the Majority Lenders) on such matters relating to the Insurances as the Facility Agent may require (acting on the instructions of the Majority Lenders).

4	Legal opinions

Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Ships, Marshall Islands and such other relevant jurisdictions as the Facility Agent may require (acting on the instructions of the Majority Lenders).

5	Other documents and evidence

5.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 10 (Fees) and Clause 15 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

5.2	Evidence that a minimum credit balance of $350,000 is standing to the credit of each Earnings Account.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:	Ikaros Marine LLC

Leonidas Marine LLC

Hector Marine LLC

Aristoteles Marine LLC

Menelaos Marine LLC

Philippos Marine LLC

Each with their registered address at

Trust Company Complex

Ajeltake Road, Ajeltake Island,

MH96960, the Marshall Islands

To:      Wilmington Trust (London) Limited

Dated: [•] 2019

Dear Sirs

Ikaros Marine LLC, Leonidas Marine LLC, Hector Marine LLC, Aristoteles Marine LLC, Menelaos Marine LLC and Philippos Marine LLC -$38,500,000 Facility Agreement dated [•] 2019 (the “Agreement”)

1

We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Amount:	[•] or, if less, the Available Facility
Interest Period for the Loan:	[•]

3	[You are authorised and requested to deduct from the Loan prior to funds being remitted the following amounts set out against the following items:

Fees payable on the Utilisation date pursuant to Clause 10 (Fees)            $[•]

Net proceeds of Loan    $[[•]]]

4	[We request that funds are prepositioned with [include details of relevant bank] in accordance with Clause 5.8 (Prepositioning of funds).]

5

We hereby agree and acknowledge that the Facility Agent shall make payments strictly on the basis of the information set forth in this Utilisation Request hereto even if such information is incorrect. In the event that any of such information is incorrect, we agree that the Facility Agent shall not have any liability with respect thereto.

6

We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Loan is satisfied on the date of this Utilisation Request.

7	The net proceeds of the Loan should be credited to [•].

8	This Utilisation Request is irrevocable.

Yours faithfully

____________________	____________________
[•] authorised signatory for IKAROS MARINE LLC	[•] authorised signatory for LEONIDAS MARINE LLC

____________________	____________________
[•] authorised signatory for HECTOR MARINE LLC	[•] authorised signatory for ARISTOTELES MARINE LLC

____________________	____________________
[•] authorised signatory for MENELAOS MARINE LLC	[•] authorised signatory for PHILIPPOS MARINE LLC

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:    WILMINGTON TRUST (LONDON) LIMITED as Facility Agent

From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Ikaros Marine LLC, Leonidas Marine LLC, Hector Marine LLC, Aristoteles Marine LLC, Menelaos Marine LLC and Philippos Marine LLC - $38,500,000 Facility Agreement dated [•] 2019 (the “Agreement”)

1

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]    [New Lender]

By: [•]    By: [•]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By: [•]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:    Wilmington Trust, (London) Limited as Facility Agent and Ikaros Marine LLC, Leonidas Marine LLC, Hector Marine LLC, Aristoteles Marine LLC, Menelaos Marine LLC and Philippos Marine LLC as joint and several Borrowers, for and on behalf of each Transaction Obligor

From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Ikaros Marine LLC, Leonidas Marine LLC, Hector Marine LLC, Aristoteles Marine LLC, Menelaos Marine LLC and Philippos Marine LLC - $38,500,000 Facility Agreement dated [•] 2019 (the “Agreement”)

1

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)

All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [•].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

7

This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To: Wilmington Trust (London) Limited

From: [Poseidon Containers Holdings LLC] [Global Ship Lease, Inc.]

Dated: [•]

Dear Sirs

IKAROS MARINE LLC, LEONIDAS MARINE LLC, HECTOR MARINE LLC, ARISTOTELES MARINE LLC, MENELAOS MARINE LLC AND PHILIPPOS MARINE LLC - $38,500,000 Facility Agreement dated [•] 2019 (the “Agreement”)

1

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)	an amount of $[•] remains credited to the Earnings Account of [•];

(b)	the Value Adjusted Leverage Ratio is [•] per cent.;

(c)	the Net Worth is $[•];

(d)	the Consolidated Liquidity is $[•].

(e)

The Debt Service Cover Ratio calculated for the financial quarter starting on [•] and ending on [•], is [•] and the Owners may therefore proceed with declaring and making a Dividend Payment pursuant to clause 21.19 (a) (Dividends) of the Agreement.

3	[We confirm that no Default is continuing].

Signed:

[Chief Financial Officer of

GLOBAL SHIP LEASE, INC]

[Chief Financial Officer of

POSEIDON CONTAINERS HOLDINGS LLC]

SCHEDULE 7

(Details of Ships)

Ship name	Name of the Borrower owner	Type	IMO Number	Approved Flag	Approved Classification Society	Approved Classification
Katherine	Ikaros Marine LLC	Container ship	9641235	Marshall Islands	Rina Services	[C +, + AUT-UMS; BwM-E – sequential; INWATERSURVEY; LASHING, MON-SHAFT, ROUTE DEPENDENT LASHING]

Agios Dimitrios	Leonidas Marine LLC	Container ship	9349605	Liberian	Bureau Veritas	+ Hull + MACH; Container ship; Unrestricted navigation; + VeriSTAR-Hull; + AUT-UMS; + SYS-NEQ; INWATERSURVEY

Kristina	Hector Marine LLC	Container ship	9641223	Marshall Islands	DNV GL	[+ 100 A5 IW RSD BWM(D1) DG Container Ship + MC AUT CM-PS]

Alexis	Aristoteles Marine LLC	Container ship	9686900	Marshall Islands	DNV GL	100 A5 Container ship BWM (D2) DG IW RSD (F25) + MC AUT CM-PS EP-D

Olivia I	Menelaos Marine LLC	Container ship	9686912	Marshall Islands	DNV GL	100 A5 Container ship BWM (D2) DG IW LC RSCS RSD (F25) + MC AUT CM-PS EP-D

Alexandra	Philippos Marine LLC	Container ship	9635676	Marshall Islands	Rina Services	C +, + AUT-UMS; BwM-E – sequential; INWATERSURVEY; LASHING, MON-SHAFT, ROUTE DEPENDENT LASHING

Dolphin II	Hephaestus Marine LLC	Container ship	9318125	Panama	Bureau Veritas	+ Hull + MACH; Container ship; Unrestricted navigation; + VeriSTAR-Hull; + AUT-UMS; + SYS-NEQ; INWATERSURVEY, LASHING, SDS

Athena	Pericles Marine LLC	Container ship	9275361	Panama	Rina Services	C +; Container ship; unrestricted navigation, + AUT-UMS; INWATERSURVEY, MON-SHAFT

Orca I	Zeus One Marine LLC	Container ship	9318113	Panama	Bureau Veritas	+ Hull + MACH; Container ship; Unrestricted navigation; + VeriSTAR-Hull; + AUT-UMS; + SYS-NEQ; INWATERSURVEY, LASHING, SDS

Mary (the “Acceding Ship”)	Alexander Marine LLC (the “Acceding Borrower”)	Container Ship	9635664	Marshall Islands	Rina Services	[C +, + AUT-UMS; BwM-E – sequential; INWATERSURVEY; LASHING, MON-SHAFT, ROUTE DEPENDENT LASHING]

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of Utilisation Request))	2 Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of Utilisation Request))

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	2 Business Days before the intended Utilisation Date.

SCHEDULE 9

FINAL REPAYMENT FEE SCHEDULE

Quarter Post Utilisation	Final Repayment Fee (as % of the amount of the Loan prepaid)
1	7.81039%
2	9.30649%
3	10.87792%
4	12.51169%
5	11.76883%
6	13.15584%
7	14.62597%
8	16.15065%
9	13.92468%
10	15.14286%
11	16.43117%
12	17.76104%
13	13.84416%
14	14.81039%
15	15.83117%
16	16.88312%
17	17.95584%
18	19.06234%
19	20.21558%
20	21.40779%

EXECUTION PAGES

BORROWERS

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
IKAROS MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
LEONIDAS MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
HECTOR MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
ARISTOTELES MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
MENELAOS MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
PHILIPPOS MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

GUARANTORS

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
GLOBAL SHIP LEASE, INC.	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
POSEIDON CONTAINERS HOLDINGS LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
HEPHAESTUS MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
PERICLES MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

SIGNED by	) /s/ Filanthi Katsafadou
Attorney-in-fact	)
for and on behalf of	)
ZEUS ONE MARINE LLC	)
in the presence of:	)

Witness’ signature:	) /s/ Vassiliki Georgopoulos
Witness’ name:	) Vassiliki Georgopoulos
Witness’ address:	) Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens—Greece

ORIGINAL LENDERS

SIGNED by	)
)
duly authorised	) /s/ Matthew A. Lux
for and on behalf of	) Matthew A. Lux
BLUE OCEAN INCOME FUND LP	) Managing Director; Deputy General Counsel
By: Blue Ocean GP LLC,	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	) /s/ Ethan Bieske
Witness’ name:	) Ethan Bieske
Witness’ address:	) 375 Park Avenue
New York, New York 10152

SIGNED by	)
)
duly authorised	) /s/ Matthew A. Lux
for and on behalf of	) Matthew A. Lux
BLUE OCEAN ONSHORE FUND LP	) Managing Director; Deputy General Counsel
By: Blue Ocean GP LLC,	)
as its General Partner	)
in the presence of:	)

Witness’ signature:	) /s/ Ethan Bieske
Witness’ name:	) Ethan Bieske
Witness’ address:	) 375 Park Avenue
New York, New York 10152

SIGNED by	)
)
duly authorised	) /s/ Matthew A. Lux
for and on behalf of	) Matthew A. Lux
BLUE OCEAN INVESTMENTS SPC	) Managing Director; Deputy General Counsel
for and on behalf of Segregated	)
Portfolio One	)
By: EnTrust Global Partners Offshore LP	)
as Investment Advisor	)
in the presence of:	)

Witness’ signature:	) /s/ Ethan Bieske
Witness’ name:	) Ethan Bieske
Witness’ address:	) 375 Park Avenue
New York, New York 10152

SIGNED by	)
)
duly authorised	) /s/ Matthew A. Lux
for and on behalf of	) Matthew A. Lux
BLUE OCEAN INVESTMENTS SPC	) Managing Director; Deputy General Counsel
for and on behalf of Segregated	)
Portfolio Three	)
By: EnTrust Global Partners Offshore LP	)
as Investment Advisor	)
in the presence of:	)

Witness’ signature:	) /s/ Ethan Bieske
Witness’ name:	) Ethan Bieske
Witness’ address:	) 375 Park Avenue
New York, New York 10152

FACILITY AGENT

SIGNED by	)
) /s/ Sajada Afzal
duly authorised	) Sajada Afzal
for and on behalf of	) Vice President
WILMINGTON TRUST (LONDON) LIMITED	)
in the presence of:	)

Witness’ signature:	) /s/ Emma Fox
Witness’ name:	) Emma Fox
Witness’ address:	) Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London
EC2R 7AF

SECURITY AGENT

SIGNED by	) /s/ Sajada Afzal
) Sajada Afzal
duly authorised	) Vice President
for and on behalf of	)
WILMINGTON TRUST (LONDON) LIMITED	)
in the presence of:	)

Witness’ signature:	) /s/ Emma Fox
Witness’ name:	) Emma Fox
Witness’ address:	) Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London
EC2R 7AF